EXHIBIT 4.1

                             STOCKHOLDERS AGREEMENT


         THIS STOCKHOLDERS AGREEMENT (the "AGREEMENT") is entered into as of September 20, 2000, by and among Veterinary Centers of America, Inc., a Delaware corporation (the "COMPANY"), Green Equity Investors III, L.P., a Delaware limited partnership (the "PURCHASER"), VCA Co-Investment Fund I, LLC, a Delaware limited liability company ("VCA I"), VCA Co-Investment Fund II, LLC, a Delaware limited liability company ("VCA II"), VCA Co-Investment Fund III, LLC, a Delaware limited liability company ("VCA III"), VCA Co-Investment Fund IV, LLC, a Delaware limited liability company ("VCA IV"), VCA Co-Investment Fund V, LLC, a Delaware limited liability company ("VCA V"), VCA Co-Investment Fund VI, LLC., a Delaware limited liability company ("VCA VI"), VCA Co-Investment Fund VII, LLC., a Delaware limited liability company ("VCA VII") and VCA Co-Investment Fund VIII, LLC., a Delaware limited liability company ("VCA VIII" and, together with VCA I, VCA II, VCA III, VCA IV, VCA V, VCA VI and VCA VII, the "VCA CO-INVESTMENT FUNDS"), GS Mezzanine Partners II, L.P., a Delaware limited partnership ("GS MEZZANINE"), GS Mezzanine Partners II Offshore, L.P., an exempted limited partnership organized under the laws of the Cayman Islands ("GS MEZZANINE OFFSHORE," and, together with GS Mezzanine, the "GS Purchasers"), TCW Leveraged Income Trust, L.P., a Delaware limited partnership ("TCW I"), TCW Leveraged Income Trust II, L.P., a Delaware limited partnership ("TCW II"), TCW Leveraged Income Trust IV, L.P., a Delaware limited partnership ("TCW III"), TCW/Crescent Mezzanine Partners II, L.P., a Delaware limited partnership ("TCW IV"), TCW/Crescent Mezzanine Trust II, a closed-end Delaware statutory business trust ("TCW V" and, together with TCW I, TCW II, TCW III and TCW IV, the "TCW PURCHASERS"), The Northwestern Mutual Life Insurance Company, a Wisconsin corporation ("NORTHWESTERN" and, together with the GS Purchasers and the TCW Purchasers, the "MEZZANINE PURCHASERS"), and each of the management or employee stockholders named on the signature pages hereto (collectively, the "MANAGEMENT STOCKHOLDERS" and, individually, a "MANAGEMENT STOCKHOLDER"); provided that such Management Stockholders shall be (i) those persons identified in the rollover schedule (the "ROLLOVER SCHEDULE") delivered by the Company to Vicar Recap, Inc., a Delaware corporation ("RECAP"), pursuant to the Merger Agreement (as defined below) and (ii) such other persons that are designated by the Board of Directors (as defined below) after the date of this Agreement as Management Stockholders. Each of the parties to this Agreement (other than the Company) and any other Person (as defined in Section 4.1) who in accordance herewith shall become a party to, or agree to be bound by the terms of, this Agreement after the date hereof is sometimes hereinafter referred to, individually, as a "STOCKHOLDER" and, collectively, as "STOCKHOLDERS." The Purchaser and the VCA Co-Investment Funds are sometimes herein referred to, individually, as an "INVESTOR" and, collectively, as "INVESTORS."


                                    RECITALS

         Prior to the execution of this Agreement, the Company, Recap and Vicar Operating, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("OPERATING COMPANY"), have entered into the Amended and Restated Agreement and Plan of Merger, dated as of August




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11, 2000 (the "MERGER AGREEMENT"). The execution and delivery of this Agreement is a condition to the parties' obligations under the Merger Agreement.

         Pursuant to the Merger Agreement, the Company will, prior to the Merger, contribute all of its assets (other than the capital stock of Operating Company), properties, business operations and liabilities to Operating Company (the "ASSET DROP DOWN"), and following the Asset Drop Down, Recap will merge with and into the Company, with the Company as the surviving corporation (the "MERGER").

         In connection with the transactions contemplated by the Merger Agreement and as set forth in the Rollover Schedule, certain shares of common stock of the Company held by certain Management Stockholders prior to the Merger shall remain outstanding following the Merger as shares of common stock, par value $.01 per share, of the Company (the "COMMON STOCK"), and certain Management Stockholders may provide other consideration of equivalent value to acquire shares of Common Stock (the "RECAPITALIZATION"); and immediately following the consummation of the Merger, the Management Stockholders shall hold, in the aggregate, 266,667 shares of Common Stock.

         In connection with the transactions contemplated by the Merger Agreement, the Investors shall enter into a Subscription Agreement (the "SUBSCRIPTION AGREEMENT") with Recap and the Company, which shall provide for the purchase by the Investors, (i) prior to the effective time of the Merger, of an aggregate of 956,667 shares of common stock of Recap, and (ii) immediately following the consummation of the Merger, of an aggregate of 2,998,408 shares of Series A Senior Preferred Stock, par value $.01 per share, of the Company (the "SENIOR PREFERRED STOCK") and an aggregate of 2,970,822 shares of Series B Junior Preferred Stock, par value $.01 per share, of the Company (the "JUNIOR PREFERRED STOCK"). In the Merger, each outstanding share of common stock, par value $.01 per share, of Recap shall be converted into one share of Common Stock.

         Immediately prior to the consummation of the Merger, the Company and the Mezzanine Purchasers shall enter into a Purchase Agreement, dated as of the date of this Agreement (the "MEZZANINE PURCHASE AGREEMENT"), providing for the issuance and sale by the Company to the Mezzanine Purchasers of 100,000 units of the Company consisting of $100,000,000 in aggregate principal amount of Senior Notes due 2010 of the Company, 172,408 shares of Senior Preferred Stock, 170,822 shares of Junior Preferred Stock, and 76,666 warrants (the "WARRANTS") to purchase an aggregate of 76,666 shares of Common Stock.

         Following the consummation of the transactions contemplated by the Merger Agreement, the Subscription Agreement and the Mezzanine Purchase Agreement, the Stockholders will own the shares of Common Stock, the shares of Senior Preferred Stock, and the shares of Junior Preferred Stock set forth on
SCHEDULE 1 hereto. Shares of Common Stock now owned or hereafter acquired by any Stockholder (including, without limitation, upon exercise of the Warrants) are collectively referred to as the "COMMON SHARES," shares of Junior Preferred Stock now owned or hereafter acquired by any


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Stockholder are collectively referred to as the "JUNIOR PREFERRED SHARES,"
shares of Senior Preferred Stock now owned or hereafter acquired by any Stockholder are collectively referred to as the "SENIOR PREFERRED SHARES," Junior Preferred Shares and Senior Preferred Shares are collectively referred to as the "PREFERRED SHARES," and Common Shares and Preferred Shares are collectively referred to as the "SHARES."

         The Company and each of the Stockholders desire, for their mutual benefit and protection, to enter into this Agreement to set forth their respective rights and obligations with respect to their Shares (whether issued or acquired hereafter), including all shares of Common Stock or other equity interests of the Company issuable upon the exercise, conversion or exchange of Warrants, options, or other securities or rights to acquire shares of Common Stock or other equity interests of the Company, or upon the conversion or exchange of any security.

         The effectiveness of this Agreement is subject to the consummation of the transactions contemplated by the Merger Agreement. In the event that the Recapitalization, the Merger or the transactions contemplated by the Merger Agreement are not consummated, this Agreement shall be null and void without any liability or obligation by any party hereunder.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

           ARTICLE 1. BOARD OF DIRECTORS AND MANAGEMENT PARTICIPATION

         1.1 BOARD OF DIRECTORS. The Board of Directors of the Company (the "BOARD OF DIRECTORS") to be constituted upon the consummation of the transactions contemplated by the Merger Agreement will be composed of six (6) members. So long as Robert L. Antin is the Chief Executive Officer of the Company, he shall be nominated to the Board of Directors and each Stockholder agrees to vote in favor of such nomination. So long as Arthur J. Antin is the Chief Operating Officer of the Company, he shall be nominated to the Board of Directors, and each Stockholder agrees to vote in favor of such nomination. The Purchaser or its affiliates shall be entitled to nominate three (3) members of the Board of Directors and each Stockholder agrees to vote in favor of such nomination; PROVIDED, HOWEVER, the Purchaser or its affiliates shall have the right to elect additional members to the Board of Directors and increase the number of members that compose the Board of Directors to reflect the percentage ownership of the Purchaser, the VCA Co-Investment Funds and their respective affiliates in the Company (each such person designated by the Purchaser or its affiliates referred to as a "PURCHASER DESIGNEE"), and each Stockholder agrees to provide such votes or consents and to take all such other actions as the Purchaser or its affiliates may request in order to effectuate the appointment or election of such Purchaser Designees. In the event of a vacancy on the Board of Directors as a result of the disqualification, death or resignation of a director, the party originally making such nomination shall be entitled to select and nominate such replacement director and the remaining members of the Board of Directors agree to fill such vacancy with such replacement director. Any action taken by the Board of Directors shall include the affirmative vote of at least one Purchaser Designee. The Company and the Stockholders shall take all other action necessary to ensure that the Amended and Restated Certificate of Incorporation of the Company and the Bylaws of the


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Company do not at any time conflict with the provisions of this Agreement. For so long as he is a member of the Board of Directors, Robert L. Antin shall serve on the committee of the Board of Directors that is authorized to make grants of stock options under the Company's stock award plans.

         1.2 DISCHARGE OF INDEBTEDNESS. Following the consummation of the Merger and effective on or after January 3, 2001, the Company will forgive and discharge all indebtedness then owing from Robert L. Antin and Arthur J. Antin to the Company, not to exceed $700,000 and any and all interest accrued thereon.

             ARTICLE 2. RESTRICTIONS ON TRANSFER; PREEMPTIVE RIGHTS

         2.1 GENERAL RESTRICTIONS ON TRANSFER. So long as this Agreement is in effect, each Stockholder agrees that such Stockholder will not, directly or indirectly, sell, hypothecate, give, bequeath, transfer, assign, pledge or in any other way whatsoever encumber or dispose of, by operation of law or otherwise (any such event, a "TRANSFER"), any Shares now or hereafter at any time owned by such Stockholder (or any interest therein) to another Person ("TRANSFEREE"), to the extent such Transfer is prohibited by this Agreement or, as to any Management Stockholder, any applicable employment agreement or option agreement between any Management Stockholder and the Company. The Company shall not transfer upon its books any Shares to any Person to the extent prohibited by this Agreement and any purported transfer in violation hereof shall be null and void and of no effect. Each Stockholder represents and warrants to the Company that, except as permitted by Section 2.4 and Article 3, there is not any plan or intention on the part of such Stockholder to sell, exchange or otherwise dispose of the Shares owned by such Stockholder on the date hereof or following the consummation of the transactions contemplated by the Merger Agreement.

         2.2 COMPLIANCE WITH SECURITIES LAWS. No Stockholder shall Transfer any Shares, and the Company shall not transfer on its books any Shares, unless (a) the Transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission (as defined in Section 4.1) thereunder, all as the same shall be in effect at the time (the "SECURITIES ACT") and is in compliance with any applicable state securities or blue sky laws or (b) such Stockholder shall have furnished the Company with an opinion of counsel, to the extent reasonably required by the Company, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act; PROVIDED that any Transfer by a Stockholder that is a state-sponsored employee benefit plan to a successor trust or fiduciary or pursuant to a statutory reconstitution shall be expressly permitted and no opinions of counsel shall be required in connection therewith. As used in this Agreement, the term "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this Agreement, the term "CONTROL" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of


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the power to direct or cause the direction of the management or policies of such
Person, whether through the ownership of voting securities or by contract or otherwise.

         2.3 AGREEMENT TO BE BOUND. No Transfer of Shares, including without limitation transfers otherwise permitted under Section 2.7, by a Stockholder shall be effective (and the Company shall not transfer on its books any Shares) unless (i) the certificates representing such Shares issued to the Transferee shall bear the legend provided in Section 7.4, if required by such Section 7.4, and (ii) the Transferee shall have executed and delivered to the Company, as a condition precedent to such Transfer, an instrument or instruments in form and substance satisfactory to the Company confirming that the Transferee agrees to be bound by the terms of this Agreement in the same capacity as the transferor and accepts the rights and obligations set forth hereunder, PROVIDED, HOWEVER, that the conditions set forth in this Section 2.3 shall not apply to any sale of Shares pursuant to an effective registration statement under the Securities Act.

         2.4 TAG-ALONG RIGHTS FOR THE STOCKHOLDER PARTIES.

                  2.4.1 RIGHT TO PARTICIPATE IN SALE. Purchaser, its affiliates and its limited partner transferees are sometimes referred to in this Agreement, collectively, as the "PURCHASER PARTIES" and, individually, as a "PURCHASER PARTY." The VCA Co-Investment Funds and their respective affiliates are sometimes referred to in this Agreement, collectively, as the "CO-INVESTOR PARTIES" and, individually, as a "CO-INVESTOR PARTY." The Purchaser Parties and the Co-Investor Parties are sometimes referred to in this Agreement, collectively, as the "INVESTOR PARTIES" and, individually, as an "INVESTOR PARTY." The Mezzanine Purchasers and their respective affiliates are sometimes referred to in this Agreement, collectively, as the "MEZZANINE PARTIES" and, individually, as a "MEZZANINE PARTY." The Management Stockholders and their respective spouses, descendants and ancestors and any trusts solely for the benefit of any or all of the foregoing are sometimes referred to in this Agreement, collectively, as the "MANAGEMENT PARTIES" and, individually, as a "MANAGEMENT PARTY." The Investor Parties, the Mezzanine Parties and the Management Parties are sometimes referred to in this Agreement, collectively, as the "STOCKHOLDER PARTIES" and, individually, as a "STOCKHOLDER PARTY." As used in this Section 2.4.1, (i) the "TRIGGERING TRANSACTION" shall mean the transaction representing a sale or other disposition of Shares by an Investor Party other than one or more Exempt Transactions, and (ii) "EXEMPT TRANSACTIONS" shall mean any sale or other disposition of Shares by an Investor Party as set forth in Section 2.4.5. If at any time any Investor Party or Investor Parties propose to enter into an agreement (or substantially contemporaneous agreements, whether or not with the same or affiliated parties) to sell or otherwise dispose of for value any Common Shares or Preferred Shares in one or more related transactions that will result in the transfer of any of the outstanding Common Shares or Preferred Shares, as the case may be, other than in one or more related Exempt Transactions (such sale or other disposition for value being referred to as a "TAG-ALONG SALE," and such Investor Parties being referred to, collectively, as "SELLING STOCKHOLDERS"), then the Selling Stockholders shall afford the Stockholder Parties who are not Selling Stockholders (each individually a "TAG-ALONG STOCKHOLDER" and, collectively, the "TAG-ALONG STOCKHOLDERS") the opportunity to participate proportionately in such Tag-Along Sale in accordance with this Section 2.4; PROVIDED, that the Tag-Along Stockholders of Common Shares


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may participate proportionately only in the event of a Tag-Along Sale of Common
Shares, the Tag-Along Stockholders of Junior Preferred Shares may participate proportionately only in the event of a Tag-Along Sale of Junior Preferred Shares, and the Tag-Along Stockholders of Senior Preferred Shares may participate proportionately only in the event of a Tag-Along Sale of Senior Preferred Shares. The number of Common Shares, Junior Preferred Shares or Senior Preferred Shares, as the case may be, that each Tag-Along Stockholder will be entitled to include in such Tag-Along Sale (the "TAG-ALONG ALLOTMENT") shall be determined by (x) in the case of Common Shares, multiplying (i) the number of Common Shares held by such Tag-Along Stockholder on a fully-diluted basis as of the close of business on the day immediately prior to the Tag-Along Notice Date (as hereinafter defined) by (ii) a fraction, the numerator of which shall equal the number of Common Shares proposed by the Selling Stockholders to be sold or otherwise disposed of pursuant to the Tag-Along Sale and the denominator of which shall equal the total number of Common Shares that are beneficially owned by the Selling Stockholders on a fully-diluted basis as of the close of business on the day immediately prior to the Tag-Along Notice Date (the fraction referred to in this clause (ii) being the "COMMON SHARE PURCHASER FRACTION"), (y) in the case of Junior Preferred Shares, multiplying (i) the number of Junior Preferred Shares held by such Tag-Along Stockholder on a fully-diluted basis as of the close of business on the day immediately prior to the Tag-Along Notice Date by
(ii) a fraction, the numerator of which shall equal the number of Junior Preferred Shares proposed by the Selling Stockholders to be sold or otherwise disposed of pursuant to the Tag-Along Sale and the denominator of which shall equal the total number of Junior Preferred Shares that are beneficially owned by the Selling Stockholders on a fully-diluted basis as of the close of business on the day immediately prior to the Tag-Along Notice Date (the "JUNIOR PREFERRED SHARE PURCHASER FRACTION"), and (z) in the case of Senior Preferred Shares, multiplying (i) the number of Senior Preferred Shares held by such Tag-Along Stockholder on a fully-diluted basis as of the close of business on the day immediately prior to the Tag-Along Notice Date by (ii) a fraction, the numerator of which shall equal the number of Senior Preferred Shares proposed by the Selling Stockholders to be sold or otherwise disposed of pursuant to the Tag-Along Sale and the denominator of which shall equal the total number of Senior Preferred Shares that are beneficially owned by the Selling Stockholders on a fully-diluted basis as of the close of business on the day immediately prior to the Tag-Along Notice Date (the "SENIOR PREFERRED SHARE PURCHASER Fraction").

                  2.4.2 SALE NOTICE. The Selling Stockholders shall provide each Tag-Along Stockholder and the Company with written notice (the "TAG-ALONG SALE NOTICE") not more than twenty (20) days nor less than ten (10) days prior to the proposed date of the Tag-Along Sale of Common Shares or less than two (2) Business Days prior to the proposed date of the Tag-Along Sale of Preferred Shares (the "TAG-ALONG SALE DATE"). For purposes of this Agreement, a "BUSINESS DAY" shall mean any day that is not a Saturday, a Sunday or a day on which banking institutions in the Company's principal place of business, the City of New York or at a place of payment are not required to be open. Each Tag-Along Sale Notice shall be accompanied by a copy of any written agreement relating to the Tag-Along Sale and shall set forth: (i) the name and address of each proposed Transferee of Shares in the Tag-Along Sale; (ii) the number of Shares proposed to be Transferred by such Selling Stockholders; (iii) the proposed amount and form of consideration to be paid for such Shares and the terms and conditions of payment offered


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by each proposed Transferee; (iv) the aggregate number of Shares held of record by the Selling Stockholders as of the close of business on the day immediately prior to the date of the Tag-Along Notice (the "TAG-ALONG NOTICE DATE"); (v) the Tag-Along Stockholder's Tag-Along Allotment assuming the Tag-Along Stockholder elected to sell the maximum number of Shares possible; (vi) confirmation that the proposed Transferee has been informed of the Tag-Along Rights provided for herein and has agreed to purchase Shares from any Tag-Along Stockholder in accordance with the terms hereof; and (vii) the Tag-Along Sale Date.

                  2.4.3 TAG-ALONG NOTICE. Any Tag-Along Stockholder wishing to participate in the Tag-Along Sale shall provide written notice (the "TAG-ALONG NOTICE") to the Selling Stockholders no less than five (5) days prior to the Tag-Along Sale Date. The Tag-Along Notice shall set forth the number of Shares that such Tag-Along Stockholder elects to include in the Tag-Along Sale, which shall not exceed such Tag-Along Stockholder's Tag-Along Allotment. The Tag-Along Notice given by any Tag-Along Stockholder shall constitute such Tag-Along Stockholder's binding agreement to sell the Shares specified in the Tag-Along Notice on the terms and conditions applicable to the Tag-Along Sale; PROVIDED, HOWEVER, that in the event that there is any material change in the terms and conditions of such Tag-Along Sale applicable to the Tag-Along Stockholder (including, but not limited to, any decrease in the purchase price that occurs other than pursuant to an adjustment mechanism set forth in the agreement relating to the Tag-Along Sale) after such Tag-Along Stockholder gives its Tag-Along Notice, then, notwithstanding anything herein to the contrary, the Tag-Along Stockholder shall have the right to withdraw from participation in the Tag-Along Sale with respect to all, but not less than all, of its Shares affected thereby. If the proposed Transferee does not consummate the purchase of all of the Shares requested to be included in the Tag-Along Sale by any Tag-Along Stockholder on the same terms and conditions applicable to the Selling Stockholders, then such Selling Stockholders shall not consummate the Tag-Along Sale of any of its Shares to such Transferee, unless the Shares of such Selling Stockholders and the Tag-Along Stockholders to be sold are reduced or limited PRO RATA in proportion to the respective number of Shares actually sold in any such Tag-Along Sale and all other terms and conditions of the Tag-Along Sale are the same for such Selling Stockholders and the Tag-Along Stockholders.

                  If a Tag-Along Notice from any Tag-Along Stockholder is not received by such Selling Stockholders prior to the five (5) day period specified above, such Selling Stockholders shall have the right to consummate the Tag-Along Sale without the participation of such Tag-Along Stockholder, but only on terms and conditions that are no more favorable in any material respect to such Selling Stockholders (and, in any event, at no greater a purchase price, except as the purchase price may be adjusted pursuant to the agreement relating to the relevant Tag-Along Sale) than as stated in the Tag-Along Sale Notice and only if such Tag-Along Sale occurs on a date within ninety (90) days (or such necessary longer period, if any, pending any necessary approval or non-objection by, or any filing with, any governmental or regulatory authority being sought in good faith by appropriate proceedings promptly initiated and diligently conducted) of the Tag-Along Sale Date. If such Tag-Along Sale does not occur within such ninety (90) day period, the Shares that were to be subject to such Tag-Along Sale thereafter shall continue to be subject to all of the restrictions contained in this Section 2.4.


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                  2.4.4 DELIVERY OF CERTIFICATES. On the Tag-Along Sale Date,
each Tag-Along Stockholder shall deliver a certificate or certificates for the Shares to be sold by such Tag-Along Stockholder in connection with the Tag-Along Sale, duly endorsed for transfer with signatures guaranteed, to the Transferee in the manner and at the address indicated in the Tag-Along Notice against delivery of the purchase price for such Shares.

                  2.4.5    EXEMPT TRANSFERS.  The provisions of this Section
2.4 shall not apply:

                           (i) to any sale, transfer or other disposition of
Shares by and among Investor Parties and/or Mezzanine Parties;

                           (ii) to any sale, transfer or other disposition of
Preferred Shares by any Transferee that purchases or otherwise acquires Preferred Shares after the date of this Agreement;

                           (iii) to any sale of Shares to the public pursuant to
an effective registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act, as such rule may be amended from time to time, or any other similar regulation hereafter adopted by the Commission ("RULE 144");

                           (iv) to any sale, transfer or other disposition of
Common Shares, from and after a Public Offering Event. For the purposes of this Agreement, a "PUBLIC OFFERING EVENT" shall mean a firm commitment underwritten initial public offering or public offerings (on a cumulative basis) of shares of Common Stock of the Company pursuant to a registration statement or registration statements under the Securities Act with aggregate gross proceeds to the Company of at least $30 million; or

                           (v) to any bona fide pledge of Shares to a commercial
bank, savings and loan institution or any other similar lending institution as security for any indebtedness to such lender, PROVIDED that, prior to any such pledge, the Company is informed in writing of such pledge and the pledgee shall deliver to the Company its written agreement, in form and substance satisfactory to the Company, and that upon any foreclosure such pledgee shall comply with the terms of Section 2.3 of this Agreement.

         2.5 COOPERATION BY THE COMPANY. The Company will provide reasonable assistance to any Stockholder seeking to sell its Shares, PROVIDED that the Company shall not be required to provide any confidential information to any prospective purchaser who has not executed a confidentiality agreement in form satisfactory to the Company; PROVIDED, FURTHER, that the Company shall not be obligated to provide confidential information or to execute any confidentiality agreements that senior officers of the Company, in their good faith judgment, reasonably believe would be detrimental to the Company's business. After a Public Offering Event, the Company will also cooperate with any Stockholder in having all stop transfer instructions or notations and restrictive legends lifted in connection with the sale (other than to an affiliate of the Company) of Shares pursuant to Rule 144; PROVIDED that in such a case the Selling Stockholder shall be required to provide the Company with the opinion provided for in Section 2.2.


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         2.6 INVOLUNTARY TRANSFER. In the case of any Transfer of title or beneficial ownership of Shares upon default, foreclosure, forfeit, court order, or otherwise than by a voluntary decision on the part of a Stockholder (an "INVOLUNTARY TRANSFER"), such Stockholder (or such Stockholder's legal representatives) shall promptly (but in no event later than two (2) business days after such Involuntary Transfer) furnish written notice to the Company indicating that an Involuntary Transfer has occurred, specifying the name of the Person to whom such Shares have been transferred, giving a detailed description of the circumstances giving rise to, and stating the legal basis for, the Involuntary Transfer.

         2.7      RIGHT OF FIRST REFUSAL.

                  2.7.1 RIGHT OF FIRST REFUSAL. No Management Party shall Transfer any Shares except as specifically permitted by this Section 2.7 or under the terms of Section 2.4 or Article 3. If at any time any Management Party (a "SELLING MANAGEMENT PARTY") desires to sell or otherwise dispose of solely for cash all or any part of the Shares held by such Selling Management Party, and such Selling Management Party shall have received an irrevocable and unconditional bona fide arm's-length written offer (the "BONA FIDE OFFER") for the purchase of such Shares from any third party unaffiliated with such Selling Management Party (an "OUTSIDE PARTY"), the Selling Management Party shall provide written notice (the "SALE NOTICE") to each of (i) Purchaser (together with its assigns, the "PURCHASER BUYER"), (ii) the VCA Co-Investment Funds (together with their respective assigns, the "CO-INVESTOR BUYERS"), (iii) the Mezzanine Purchasers (together with their respective assigns, the "MEZZANINE BUYERS"), (iv) the non-selling Management Stockholders (collectively with the Purchaser Buyer, the Co-Investor Buyers and the Mezzanine Buyers, the "SECONDARY BUYERS") and (v) the Company (each of the Secondary Buyers and the Company, a "POTENTIAL BUYER") setting forth such desire to sell or otherwise dispose of for cash such Shares, which Sale Notice shall be accompanied by a photocopy of the original Bona Fide Offer and shall set forth at least the name and address of the Outside Party and the price and terms of such Bona Fide Offer. Upon the giving of such Sale Notice, each Potential Buyer shall, subject to the priorities set forth below, have the option (which option (the "PURCHASE OPTION"), in the case of the Purchaser Buyer, any of the Co-Investor Buyers and any of the Mezzanine Buyers only, shall be assignable at such assignor's sole discretion, but only to such assignor's affiliates) to purchase all, but not less than all, of such Shares specified in the Sale Notice, on the same terms and conditions, including but not limited to the offer price for the Shares, as the Bona Fide Offer. Each Potential Buyer shall have thirty (30) days from receipt of the Sale Notice to provide written notice (the "ACCEPTANCE NOTICE") to such Selling Management Party of its desire to exercise such Purchase Option. If more than one Potential Buyer shall deliver an Acceptance Notice within such thirty (30) day period, the priority as among the Potential Buyers to match the Bona Fide Offer and purchase such Shares shall be, to the extent such Potential Buyers have delivered Acceptance Notices, FIRST, the Company and SECOND, if the Company shall have failed to deliver an Acceptance Notice, the Secondary Buyers, based on the allocations set forth below, PROVIDED, HOWEVER, that the Company and the Secondary Buyers may in their discretion, agree to a different allocation of the Shares to be purchased as among themselves so long as each of them agrees to such allocation. If the Company fails to deliver an Acceptance Notice and (i) at least two Secondary Buyers deliver Acceptance Notices, each of them shall purchase from such Selling Management Party such number of Shares as equals

(A) the total number of Shares specified in the Sale Notice delivered by such Selling Management Party multiplied by (B) a fraction, the numerator of which shall equal the number of Shares held by such Secondary Buyer on a fully-diluted basis as of the close of business on the day immediately prior to the date on which such Selling Management Party delivers the Sale Notice to the Potential Buyers and the denominator of which shall equal the aggregate number of Shares held by all Secondary Buyers who delivered Acceptance Notices, on a fully-diluted basis, on such date, or (ii) only one Secondary Buyer delivers an Acceptance Notice, such Secondary Buyer shall purchase all of the Shares specified in such Sale Notice.

                  If a Potential Buyer or Potential Buyers, as applicable, elects to purchase, in the aggregate, all of the Shares covered by the Bona Fide Offer on the terms and conditions set forth in the Sale Notice, the Potential Buyer(s) entitled to purchase such Shares (the "CHOSEN BUYER(S)") shall be determined in accordance with the priorities set forth above and such Chosen Buyer(s) shall be obligated to purchase, and such Selling Management Party shall be obligated to sell, such Shares at the price and terms specified in the Sale Notice. The closing of the purchase by the Chosen Buyer(s) shall be held on a business day within ninety (90) days (or such necessary longer period, if any, pending any necessary approval or non-objection by, or any filing with, any governmental or regulatory authority being sought in good faith by appropriate proceedings promptly initiated and diligently conducted) after the giving of the relevant Acceptance Notice, at the principal offices of the Chosen Buyer(s), or at such other time and place as may be mutually agreed to by the Chosen Buyer(s) and the Selling Management Party.

                  If no Acceptance Notice(s) is (are) delivered within the periods specified above by one or more Potential Buyers, as applicable, with respect to all (but not less than all) of the Shares included in the Sale Notice, the Selling Management Party shall, upon compliance with the provisions of Section 2.3, have the right to consummate the sale of all (but not less than all) of the Shares covered by the Sale Notice to the Outside Party but only at the price and upon terms and conditions no less favorable to the Selling Management Party than those contained in the Sale Notice (PROVIDED that the purchase price must be payable solely in cash) and only if such sale occurs on a date within sixty (60) days of the date of the Sale Notice; PROVIDED, HOWEVER, that in the event the Selling Management Party has not so transferred all (but not less than all) of such Shares to the Outside Party within such sixty (60) day period, then such Shares thereafter shall continue to be subject to all of the restrictions contained in this Agreement.

                  2.7.2 NO WAIVER. Any election in any instance by any Potential Buyer not to exercise its option rights under this Section 2.7 shall not constitute a waiver of such rights with respect to any other proposed Transfer of Shares.

                  2.7.3 EXEMPT TRANSFERS.  Subject to the provisions of
Section 2.3, the provisions of this Section 2.7 shall not apply:

                           (i) to any sale of Shares to the public pursuant to
an effective registration statement under the Securities Act or pursuant to Rule 144;

                           (ii) to any Transfer of Shares by any Stockholder to
any organization that is exempt from taxation pursuant to Section 501(c)(3) or 501(c)(4) of the Internal Revenue Code of 1986, as amended;

                           (iii) to any Transfer of Shares by any Stockholder by
will, the intestacy laws or the laws of descent;

                           (iv) to any Transfer of Shares for estate planning
purposes by any Stockholder to such Stockholder's spouse or direct lineal descendant or ancestor; and

                           (v) to any Transfer of Shares by any Stockholder to
such Stockholder's spouse or direct lineal descendant or ancestor or to any trust solely for the benefit of any or all of the foregoing or any beneficiaries thereof, PROVIDED that each of the following conditions shall be satisfied:

                           (A) after giving effect to such Transfer, sole voting
power with respect to such Transferred Shares shall be held by the transferor of such Transferred Shares; and

                           (B) the Transferee of such Transferred Shares shall
have executed and delivered to the Company, as a condition precedent to such Transfer, an instrument or instruments in form and substance satisfactory to the Company confirming that the Transferee agrees to be bound by the terms of this Agreement and accepts the rights and obligations set forth in this Agreement.

         2.8  CALL OPTION.

                  2.8.1 ANTIN CALL OPTION. Robert L. Antin ("ANTIN") agrees that the Company, the Purchaser (or its assigns), each VCA Co-Investment Fund (or its assigns), each Mezzanine Purchaser (or its assigns) and each Management Stockholder (or his or her assigns) other than Antin (collectively, the "ANTIN CALL OPTION Buyers") shall have a call option (the "ANTIN CALL OPTION") to purchase up to one-half of the Shares held by Antin on the date immediately after the closing date of the Merger, including Shares subject to stock options held by Antin on that date (the "ANTIN CALLABLE SHARES"), in the event of a termination for any reason (including termination because of death or disability) (a "TERMINATION") of Antin's employment with the Company (or any of its subsidiaries). The Antin Call Option will expire on the second anniversary of the closing date of the Merger (the "ANTIN VESTING PERIOD").

                  2.8.2 EXECUTIVE EMPLOYEE CALL OPTION. Each of Arthur J. Antin, Neil Tauber and Tomas Fuller (each, an "EXECUTIVE EMPLOYEE") agrees that the Company, the Purchaser (or its assigns), each VCA Co-Investment Fund (or its assigns), each Mezzanine Purchaser (or its assigns) and each Management Stockholder (or his or her assigns) other than, in the case of each Executive Employee, such Executive Employee (collectively, the "EXECUTIVE CALL OPTION BUYERS") shall have a call option (the "EXECUTIVE CALL OPTION") to purchase up to two-thirds of the Shares held by such Executive Employee on the date immediately after the closing date of the Merger, including Shares subject to stock options held by such Executive Employee on that date

(the "EXECUTIVE CALLABLE SHARES"), in the event of a Termination of such Executive Employee's employment with the Company (or any of its subsidiaries). As to each Executive Employee, the Executive Call Option will expire as to one-half of the total number of Executive Callable Shares on each of the second and the third anniversaries of the closing date of the Merger (the "EXECUTIVE VESTING PERIOD").

                  2.8.3 MANAGEMENT EMPLOYEE CALL OPTION. Each Management Stockholder other than Antin and the Executive Employees (each, a "MANAGEMENT EMPLOYEE" and, collectively, together with Antin and the Executive Employees, the "EMPLOYEES") agrees that the Company, the Purchaser (or its assigns), each VCA Co-Investment Fund (or its assigns), each Mezzanine Purchaser (or its assigns) and each Management Stockholder (or his or her assigns) other than, in the case of each Management Employee, such Management Employee (collectively, the "MANAGEMENT CALL OPTION BUYERS" and, together with the Antin Call Option Buyers and the Executive Call Option Buyers, the "CALL OPTION BUYERS") shall have a call option (the "MANAGEMENT CALL OPTION" and, together with the Antin Call Option and each of the Executive Call Options, the "CALL OPTION") to purchase up to all of the Shares held by such Management Employee on the date immediately after the closing date of the Merger, including Shares subject to stock options held by such Management Employee on that date (the "MANAGEMENT CALLABLE SHARES" and, together with the Antin Callable Shares and the Executive Callable Shares, the "CALLABLE SHARES"), in the event of a Termination of such Management Employee's employment with the Company (or any of its subsidiaries). As to each Management Employee, the Management Call Option will expire as to one-fourth of the total number of Management Callable Shares on the first anniversary of the closing date of the Merger and as to a pro rata portion of the remaining three-fourths at the end of each month after the first anniversary for the next thirty-six (36) months (the "MANAGEMENT VESTING PERIOD").

                  2.8.4 CHANGE OF CONTROL. Notwithstanding anything to the contrary in Sections 2.8.1, 2.8.2 and 2.8.3, the Call Option will expire as to all of the total number of Callable Shares held by each Employee upon a Change of Control of the Company. For purposes of this Agreement, a "CHANGE OF CONTROL" of the Company shall be deemed to have occurred if (a) there shall be consummated (x) any sale, transfer or other disposition (including, without limitation, pursuant to a merger or consolidation) by the Investors and their respective affiliates and related parties, together with any entities controlled by Leonard Green & Partners, L.P. (collectively, the "INVESTOR GROUP"), to a third Person of Common Shares that represent more than 50% of the Common Shares held by the Investor Group immediately following the consummation of the Merger, as adjusted for stock splits, recapitalizations, subdivisions, combinations or other such transactions, or (y) any sale, lease or other transfer (in one transaction or a series of related transactions) of all of the assets of the Company or either of its laboratory or hospital operating divisions, or (b) the holders of the capital stock of the Company approve any plan or proposal for the liquidation or dissolution of the Company, or (c) any Person shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) prior to the time (if any) that the Company issues any equity securities pursuant to a registration statement filed with the Commission under the Securities Act of a greater number of voting securities of the Company than the number of voting securities of the Company beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by the Investor Group, or (d) after such time (if any) that the Company issues any equity securities pursuant to a registration statement filed with the Commission under the Securities Act, any Person (other than the Investor Group) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of the voting securities of the Company.

                  2.8.5 CALL OPTION PROCEDURE. The occurrence of a Termination prior to a Change of Control of the Company and the expiration of the Antin Vesting Period, the Executive Vesting Period or the Management Vesting Period, as applicable, shall be deemed a "CALL EVENT." Upon the occurrence of a Call Event, the applicable Call Option Buyers may exercise the applicable Call Option (in the priority set forth below) by written notice (an "OPTION NOTICE") delivered to the applicable Employee within ninety (90) days after such Call Event, and, upon the giving of the Option Notice, the applicable Call Option Buyers will be obligated to purchase, and such Employee will be obligated to sell, all or any lesser portion indicated in the Option Notice of the applicable Callable Shares owned at the time of the Call Event by such Employee, including all such Shares acquired by a Person pursuant to an Exempt Transfer as set forth in Section 2.7.3. The priority to exercise any Call Option shall be, FIRST, to the Company and, SECOND, to the other applicable Call Option Buyers; PROVIDED, HOWEVER, that the Company and the other applicable Call Option Buyers may elect not to exercise the Call Option and that the Company and the other applicable Call Option Buyers may in their discretion agree to a different allocation of the Shares to be called as among themselves. The exercise price of any Call Option shall be $15.00 per Share, as adjusted for stock splits, recapitalizations, subdivisions, combinations or other such transactions. In the event that the Company exercises a Call Option, any amounts payable to the Employee by the Company shall be first offset against any outstanding principal balance of any indebtedness owed to the Company (including any of its subsidiaries) by the Employee in accordance with the terms of such indebtedness. The closing for all purchases and sales of Callable Shares pursuant to this
Section 2.8 shall be no later than thirty (30) days following delivery of the Option Notice and shall be in accordance with the terms governing the repayment of any indebtedness of such Employee to the Company. Any Shares subject to a Call Option shall be free and clear of any and all liens, claims, charges and encumbrances.

         2.9 PREEMPTIVE RIGHTS. In the event of a proposed issuance of, or a proposed granting by the Company of, Common Stock or other equity securities of the Company, including securities convertible into or exchangeable for Common Stock, other than: (i) in a Public Offering Event; (ii) in any acquisition of the Company by, or any merger of the Company with, a third party in a bona fide arms' length transaction; (iii) the issuance of stock options (or any exercise thereof) to employees, directors and consultants of the Company or the issuance of Common Stock upon the exercise of any Warrants; (iv) the issuance of Common Stock pursuant to the exercise of any convertible securities of the Company; (v) any stock split, reverse stock split, recapitalization, or similar reorganization or reclassification; and (vi) the issuance of equity securities (including securities convertible into, or exchangeable or exercisable for, equity securities) to banks, financial institutions or similar entities in transactions approved by the Board of Directors, the principal purpose of which is other than the raising of capital through the sale of equity securities of the Company (each proposed issuance or grant other than those described in clauses (i) though (vi) hereof, a "PROPOSED ISSUANCE"), the Company shall provide written notice of such Proposed Issuance to each Stockholder no less than thirty
(30) days prior to the proposed date of the Proposed Issuance, and each Stockholder shall have the right, on the same terms as those of the Proposed Issuance and during a reasonable time no less than thirty (30) days after the Company has given such written notice to each Stockholder, to purchase that proportion of such Common Stock or other securities as is necessary to maintain such Stockholder's fully-diluted percentage equity interest in the Company on a record date not more than thirty (30) days prior to the Proposed Issuance (the "PROPOSED ISSUANCE RECORD DATE"). The price or prices for such Common Stock or other securities shall be no less favorable to each Stockholder than the price or prices at which such Common Stock or other securities are proposed to be offered for sale or granted to others, after deduction of the compensation for the sale, underwriting or purchase of such Common Stock or other securities by underwriters, dealers or other purchasers as may be paid by the Company.

                           ARTICLE 3. DRAG-ALONG SALES

         3.1 RIGHT OF INVESTOR PARTIES TO REQUIRE SALE. Notwithstanding any other provision of this Agreement (but subject to the last sentence of this Section 3.1), if some or all Investor Parties (collectively, the "DRAG-ALONG SELLERS") agree to sell or otherwise dispose of (or cause to be sold or otherwise disposed of) for value either (x) all of the Shares then owned by the Investor Parties, or (y) 50% or more in the aggregate of the outstanding Common Shares or Preferred Shares of any series, in each case in one or more related transactions (a "DRAG-ALONG SALE") to a third Person or third Persons who are not affiliates of any of the Drag-Along Sellers (a "THIRD PARTY"), then, upon the written demand of, (a) in the event of a Drag-Along Sale under subsection
(x) of this Section 3.1, Drag Along Sellers holding Common Shares that represent a majority of the Common Shares held by all of the Drag-Along Sellers, or (b) in the event of a Drag-Along Sale under subsection (y) of this Section 3.1, Drag-Along Sellers holding Shares of a class or series that represent a majority of the Shares of such class or series held by all of the Drag-Along Sellers, each of the other Stockholders (the "REQUIRED SELLERS") shall be required to sell to such Third Party (i) in the event of a Drag-Along Sale under subsection
(x) of this Section 3.1, all, but not less than all, of the Shares (including any and all options or Warrants to acquire such Shares) then held by each such Required Seller, or (ii) in the event of a Drag-Along Sale under subsection (y) of this Section 3.1, the Shares (including any options or Warrants to acquire such Shares, which such options and Warrants shall be calculated on an as-exercised basis) representing the same percentage of the same class or series of securities being sold or disposed of by the Drag-Along Sellers then held by each such Required Seller, in each case at the same price and on the same terms and conditions as the Drag-Along Sellers have agreed to, in writing, with such Third Party. Notwithstanding any other provision of this Agreement, no Transferee that purchases or otherwise acquires Preferred Shares after the date of this Agreement shall have any of the rights of a Drag-Along Seller under this
Article 3.

         3.2 DRAG-ALONG NOTICE. Prior to making any Drag-Along Sale, the Drag-Along Sellers shall promptly provide each Required Seller with written notice (the "DRAG-ALONG NOTICE") not more than thirty (30) or less than fifteen
(15) days prior to the proposed date of the Drag-Along Sale of Common Shares or less than two (2) Business Days prior to the proposed date of the Drag-Along Sale of Preferred Shares (the "DRAG-ALONG SALE DATE"). The Drag-

Along Notice shall set forth: (i) the name and address of the Third Party; (ii) the name and address of each member of the Drag-Along Sellers; (iii) the proposed number of Common Shares and/or Preferred Shares to be sold to the Third Party by each member of the Drag-Along Sellers; (iv) the proposed amount and form of consideration to be paid per Common Share and/or Preferred Share and the terms and conditions of payment offered by the Third Party; (v) the number of Common Shares and Preferred Shares (and options or Warrants to acquire Shares) held of record as of the close of business on the date of the Drag-Along Sale Notice (the "DRAG-ALONG NOTICE DATE") by the Required Seller to whom the notice is sent; (vi) the aggregate number of Common Shares and Preferred Shares held of record as of the Drag-Along Notice Date by the Drag-Along Sellers; (vi) confirmation that the Drag-Along Sellers are selling the Shares then held by them to the Third Party in accordance with Section 3.1(x) or 3.1(y); (vii) the Drag-Along Sale Date; and (viii) confirmation that the proposed Third Party has agreed to purchase the Required Sellers' Common Shares, Preferred Shares, and/or options or Warrants to acquire Shares, as applicable, in accordance with the terms hereof.

         3.3 DELIVERY OF CERTIFICATES. On the Drag-Along Sale Date, each Required Seller shall deliver (i) letter agreements (each such agreement being in a reasonable form that is provided to each Required Seller by the Company or the Drag-Along Sellers) providing for the cancellation of all of such Required Seller's options and Warrants that are to be sold to the Third Party pursuant to this Article 3 and (ii) certificates for all of such Required Seller's Common Shares, Preferred Shares and/or options or Warrants that are to be sold to the Third Party pursuant to this Article 3, which shall be, as applicable, duly endorsed for transfer with signatures guaranteed, to the Third Party in the manner and at the address indicated in the Drag-Along Notice against delivery of the purchase price for such Required Seller's Common Shares, Preferred Shares and/or options or Warrants (after subtracting from such purchase price the exercise prices of all such options and Warrants).

         3.4 CONSIDERATION. The provisions of this Article 3 shall apply regardless of the form of consideration received in the Drag-Along Sale.

         3.5 COOPERATION. The Drag-Along Sellers and the Required Sellers shall cooperate in good faith with each other in connection with the consummation of the Drag-Along Sale. Each of the Drag-Along Sellers and the Required Sellers shall be severally obligated to join on a pro rata basis (based on such party's share of the aggregate proceeds paid in such Drag-Along Sale) in any indemnification that is to be provided in connection with such Drag-Along Sale, other than any such indemnification that relates specifically to a particular party, including indemnification with respect to the representations and warranties given by such party regarding such party's title to and ownership of Common Shares, Preferred Shares and/or options or Warrants to acquire Shares or valid authorization by such party with respect to such Drag-Along Sale (which representations shall be made solely by such party); PROVIDED that no such party shall be obligated in connection with such Drag-Along Sale (i) to agree to indemnify or hold harmless the Third Party with respect to an amount in excess of the net cash proceeds paid to such party in connection with such Drag-Along Sale, or (ii) to agree to any post-closing commitment or obligation, including any non-compete agreement.

                         ARTICLE 4. REGISTRATION RIGHTS

         4.1      DEFINITIONS.

                  "COMMISSION" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act and Exchange Act.

                  "DEMAND" means a written request of the Company from either an Investor Holder, a Management Holder or a Mezzanine Holder to consummate a Demand Registration.

                  "DEMAND REGISTRATION" means the registration under the Securities Act (including, but not limited to, a shelf registration under Rule 415 promulgated under the Securities Act) by the Company of all or part of the Registrable Shares of the Investor Holders, the Management Holders or the Mezzanine Holders, as applicable, pursuant to a Demand received by the Company.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder.

                  "HOLDER" means a Holder of Registrable Shares. A Person is deemed to be a Holder of Registrable Shares whenever such Person owns Registrable Shares; PROVIDED, HOWEVER, that unless the Company is otherwise notified by the Holder of Registrable Shares, the Holder of Registrable Shares shall be deemed to be that Person set forth on the books and records of the Company or the registrar for such Registrable Shares.

                  "INVESTOR HOLDER" means a Holder of Registrable Investor Shares, including a Transferee of Registrable Investor Shares if (i) the Transfer to such Transferee is not prohibited by this Agreement, and (ii) the Shares Transferred to such Transferee continue to be Registrable Shares.

                  "MANAGEMENT HOLDER" means a Holder of Registrable Management Shares, including a Transferee of Registrable Management Shares if (i) the Transfer to such Transferee is not prohibited by this Agreement, and (ii) the Shares Transferred to such Transferee continue to be Registrable Shares.

                  "MEZZANINE HOLDER" means a Holder of Registrable Mezzanine Shares, including a Transferee of Registrable Mezzanine Shares if (i) the Transfer to such Transferee is not prohibited by this Agreement, and (ii) the Shares Transferred to such Transferee continue to be Registrable Shares.

                  "OTHER HOLDER" means a Person that holds securities of the Company and is entitled, pursuant to contractual rights with respect to such securities, to participate in, or demand, a registration under the Securities Act by the Company of securities of the Company.

                  "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

                  "REGISTRABLE INVESTOR SHARES" means the Shares issued to the Investor Parties in the Merger or pursuant to the Preferred Stock Subscription Agreement and any Shares subsequently acquired by any Investor Party (and any securities issued or issuable with respect to such Shares by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization or otherwise).

                  "REGISTRABLE MANAGEMENT SHARES" means the Common Shares owned by the Management Stockholders on the date hereof immediately following the consummation of the Merger and any Common Shares subsequently acquired by any Management Stockholders (and any securities issued or issuable with respect to such Common Shares by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization or otherwise).

                  "REGISTRABLE MEZZANINE SHARES" means the Shares issued to the Mezzanine Parties pursuant to the Mezzanine Purchase Agreement and any Shares subsequently acquired by any Mezzanine Party (and any securities issued or issuable with respect to such Shares by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization or otherwise).

                  "REGISTRABLE SHARES" means the Registrable Management Shares, the Registrable Investor Shares and the Registrable Mezzanine Shares; PROVIDED, HOWEVER, that any such Shares will cease to be Registrable Shares when (i) a registration statement covering such Registrable Shares has been declared effective and such Registrable Shares have been disposed of pursuant to such effective registration statement, or (ii) such Registrable Shares are distributed to the public pursuant to Rule 144.

                  "SELLING HOLDER" means, with respect to any registration statement, any Holder whose Registrable Shares are included therein.

         4.2      DEMAND REGISTRATIONS.

                  4.2.1    NUMBER OF REGISTRATIONS.

                           (a) INVESTOR HOLDERS' DEMAND RIGHTS. Notwithstanding
any Demand Registrations consummated by the Company pursuant to Section 4.2.1(b) or 4.2.1(c) of this Agreement, commencing on the earlier of (i) the date that is six (6) months after a Public Offering Event, and (ii) the fifth anniversary of the date of this Agreement, Investor Holders, acting collectively as a group, holding an aggregate number of Registrable Investor Shares of a class or series equal to or greater than twenty percent (20%) of the number of Registrable Investor Shares of such class or series outstanding on the date of their Demand shall be entitled to make a Demand of the Company to consummate a Demand Registration of all or part of their Registrable Investor Shares of such class or series and all or part of their Registrable Investor

Shares of any other class or series; PROVIDED, HOWEVER, that following an initial Demand by Investor Holders pursuant to this Section 4.2.1(a), Investor Holders, acting collectively as a group, holding an aggregate number of Registrable Investor Shares of a class or series equal to or greater than fifteen percent (15%) of the number of Registrable Investor Shares of such class or series outstanding on the date of their Demand shall be entitled to make a Demand of the Company to make a subsequent Demand Registration; and, PROVIDED, FURTHER, that not more than an aggregate of four (4) Demand Registrations with respect to the Registrable Investor Shares may be made pursuant to the rights granted by this Section 4.2.1(a).

                           (b) MANAGEMENT HOLDERS' DEMAND RIGHTS.
Notwithstanding any Demand Registrations consummated by the Company pursuant to
Section 4.2.1(a) or 4.2.1(c) of this Agreement, commencing on the earlier of (i) the date that is six (6) months after a Public Offering Event, and (ii) the fifth anniversary of the date of this Agreement, Management Holders, acting collectively as a group, holding an aggregate number of Registrable Management Shares at least equal to or greater than thirty-five percent (35%) of the number of Registrable Management Shares outstanding on the date of their Demand shall be entitled to make a Demand of the Company to consummate a Demand Registration of all or part of the Registrable Management Shares; PROVIDED, HOWEVER, that not more than an aggregate of two (2) Demand Registrations with respect to the Registrable Management Shares may be made pursuant to the rights granted by this
Section 4.2.1(b).

                           (c) MEZZANINE HOLDERS' DEMAND RIGHTS. Notwithstanding
any Demand Registrations consummated by the Company pursuant to Section 4.2.1(a) or 4.2.1(b) of this Agreement, commencing on the earlier of (i) the date that is six (6) months after a Public Offering Event, and (ii) the fifth anniversary of the date of this Agreement, Mezzanine Holders, acting collectively as a group, holding an aggregate number of Registrable Mezzanine Shares of a class or series equal to or greater than thirty-three percent (33%) of the number of Registrable Mezzanine Shares of such class or series outstanding on the date of their Demand shall be entitled to make a Demand of the Company to consummate a Demand Registration of all or part of the Registrable Mezzanine Shares of such class or series; PROVIDED, HOWEVER, that not more than two (2) Demand Registrations with respect to the Registrable Mezzanine Shares may be made pursuant to the rights granted by this Section 4.2.1(c).

                           (d) SELECTION OF UNDERWRITER. Any Demand Registration
hereunder shall be on any appropriate form under the Securities Act permitting registration of such Registrable Shares for resale by the Holder making such Demand Registration in the manner or manners designated by them (including, without limitation, pursuant to one or more underwritten offerings). The determination of whether the offering will involve an underwritten offering, and the selection of investment bankers and managers, if any, and counsel, shall be made by the Holders of a majority of the Registrable Shares to be included in such registration, PROVIDED, HOWEVER, that the selection of investment bankers and managers, if any, and counsel so selected shall be reasonably satisfactory to the Company. If requested, the Company shall enter into an underwriting or purchase agreement with an investment banking firm in connection with a Demand Registration, containing representations, warranties, indemnities and agreements then customarily included in underwriting or purchase agreements by such underwriter with respect to secondary distributions of securities. For purposes of determining whether a majority of the applicable Registrable Shares are held by the applicable parties under this Article 4, the Common Shares and the Preferred Shares shall be assigned relative values that shall be determined by the Board of Directors acting in good faith.

                  4.2.2 REGISTRATION. The Company shall file a registration statement with respect to each Demand Registration and use its best efforts to cause the same to be declared effective as promptly as practicable following such Demand, but not later than one hundred twenty (120) days thereafter. Unless all of the Registrable Investor Shares, Registrable Management Shares or Registrable Mezzanine Shares, as applicable, covered by the registration statement have earlier been sold or withdrawn from sale, the Company shall keep any such registration statement effective for a period of at least one hundred eighty (180) days after such registration statement is first declared effective plus a period equal to (x) any period during which the Selling Holders are prohibited from making sales because of any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court plus (y) any Demand Suspension Period (as defined below) plus (z) any holdback period pursuant to Section 4.6 that occurs while the registration statement is effective (the "DEMAND PERIOD") and a registration will not count as a Demand Registration unless it is declared effective by the Commission and remains effective until the earlier of such time as all of the Registrable Investor Shares, Registrable Management Shares or Registrable Mezzanine Shares, as applicable, included in such registration have been sold or disposed of or withdrawn from sale by the Selling Holders and the expiration of the Demand Period or, if the registration remains effective for a shorter period, the Selling Holders have sold at least eighty percent (80%) of each class or series of their respective Registrable Investor Shares, Registrable Management Shares or Registrable Mezzanine Shares, as applicable, included in such Demand Registration. In addition, a request for registration shall not be deemed to constitute a Demand Registration if: (i) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such Demand Registration are not satisfied other than by reason of some act or omission by the Investor Holders, the Management Holders or the Mezzanine Holders, as applicable, that are Selling Holders; (ii) the Company voluntarily takes any action that would result in the Selling Holders not being able to sell such Registrable Shares covered thereby during the Demand Period; (iii) after it has become effective, such Demand Registration becomes subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court and such order, injunction or requirement is not promptly withdrawn or lifted, and such Demand Registration has not otherwise remained effective for the Demand Period (including effective periods both before and after the order, injunction or requirement is made or imposed); or
(iv) such Demand Registration does not involve an underwritten offering and the Investor Holders, the Management Holders or the Mezzanine Holders, as applicable, that are Selling Holders determine not to proceed following any delay imposed hereunder by the Company; PROVIDED, HOWEVER, that, prior to such delay, the Investor Holders, the Management Holders or the Mezzanine Holders, as applicable, that are Selling Holders have not sold more than eighty percent (80%) of each class or series of their respective Registrable Shares included in such Demand Registration. Notwithstanding the foregoing, the Company may, at any time, delay the filing or delay or suspend the effectiveness of the Demand Registration or, without suspending such effectiveness, instruct the Selling Holders not to sell any securities included in the Demand

Registration, if the Company shall have determined in good faith (as evidenced by a resolution of the Board of Directors delivered to the Selling Holders) that proceeding with the Demand Registration at such time may have a material adverse effect on the Company or the Company shall have determined upon the advice of counsel that it would be required to disclose any actions taken by the Company in good faith and for valid business reasons, including without limitation, the acquisition or divestiture of assets, which disclosure may have a material adverse effect on the Company or on such actions (a "DEMAND SUSPENSION PERIOD"), by providing the Selling Holders with written notice of such Demand Suspension Period and the reasons therefor. The Company shall use its best efforts to provide such notice at least ten (10) days prior to the commencement of such a Demand Suspension Period; PROVIDED, HOWEVER, that in any event the Company shall provide such notice no later than the commencement of such Demand Suspension Period; and PROVIDED, FURTHER, that in no event shall the Demand Suspension Periods exceed ninety (90) days in any three hundred sixty (360) day period.

                  The Company further agrees to supplement or amend such registration statement with respect to such Demand Registration, as required by the registration form utilized by the Company or by the instructions applicable to such registration form or by the Securities Act for the registration of securities or as reasonably requested (which request shall result in the filing of a supplement or amendment subject to approval thereof by the Company and which approval shall not be unreasonably withheld) by any Selling Holder or any managing underwriter of Registrable Shares to which such Demand Registration relates, and the Company agrees to furnish to the Selling Holders (and any managing underwriter) copies, in substantially the form proposed to be used and/or filed, of any such supplement or amendment prior to its being used and/or filed with the Commission. The Company shall amend or supplement the registration statement with respect to such Demand Registration no less frequently than every forty five (45) days to update the list of Selling Holders pursuant to written requests by such Holders.

                  4.2.3 INCLUSION OF REGISTRABLE SHARES. Any Demand shall specify the number of Registrable Investor Shares, Registrable Management Shares or Registrable Mezzanine Shares, as applicable, to be registered and the intended methods of disposition thereof. Within ten (10) days after receipt of such Demand, the Company shall give written notice of such registration request to all Holders of Registrable Investor Shares, Registrable Management Shares or Registrable Mezzanine Shares, as applicable, that have not made the Demand, and the Company shall include in such registration all Registrable Investor Shares, Registrable Management Shares or Registrable Mezzanine Shares, as applicable, with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the date on which such notice is given. Each such request shall also specify the aggregate number of Registrable Investor Shares, Registrable Management Shares or Registrable Mezzanine Shares, as applicable, to be registered. Subject to the priority provisions of Section 4.2.4, the Company may also include in such Demand Registration shares of Common Stock for the account of the Company and any other Persons who hold shares of Common Stock.

                  4.2.4 PRIORITY ON DEMAND REGISTRATIONS. If a Demand Registration is an underwritten registration and the managing underwriter(s) of such offering determine in good faith that the aggregate number of (i) Registrable Investor Shares, Registrable Management

Shares or Registrable Mezzanine Shares, as applicable, of the Selling Holders exercising their rights to participate in the Demand Registration on a demand basis pursuant to this Section 4.2 or on a piggyback basis pursuant to Section 4.3, (ii) securities of the Company to be sold by the Company and (iii) securities of the Company to be sold by any Other Holders, in each case proposed to be included in such registration statement, exceeds the maximum number of securities that can reasonably be expected to be sold within a price range acceptable to the Investor Holders, the Management Holders or the Mezzanine Holders, as applicable, that made the Demand, then the total number of securities of the Company to be offered for the account of the Selling Holders, the Company and any Other Holders in such registration shall be reduced or limited PRO RATA (and to zero, if necessary) in proportion to the respective number of securities requested to be registered to the extent necessary to reduce the total number of securities requested to be included in such registration to the maximum number of securities that can reasonably be expected to be included therein and still satisfy such price requirement. Any request for registration with respect to which such a market "cutback" occurs shall be deemed to constitute a Demand Registration for all purposes of this Article 4; PROVIDED, HOWEVER, that if any such market "cutback" occurs with respect to a Demand Registration and all such Selling Holders that made the Demand are not able to sell at least eighty percent (80%) of each class of the Registrable Shares that such Selling Holders proposed to sell pursuant to such Demand Registration, then such request for registration will not count against the number of Demands to which the Investor Holders, the Management Holders or the Mezzanine Holders, as applicable, that made the Demand are entitled pursuant to this Section 4.2. For purposes of determining the necessity of a market "cutback" with respect to any Demand Registration pursuant to this Section 4.2, and the allocations to the Company and holders of securities of the Company resulting therefrom, calculations that involve the number of securities of the Company shall be made on a fully-diluted basis, as applicable, or as otherwise determined in good faith by the Board of Directors.

                  4.2.5 COMPLIANCE. Notwithstanding any other provisions hereof, the Company shall use its best efforts to ensure that (i) any registration statement filed in connection with a Demand Registration pursuant to this
Section 4.2 or a piggyback registration pursuant to Section 4.3, and any amendment thereto, and any prospectus forming a part thereof, and any supplement thereto, complies in all material respects with the Securities Act, (ii) any registration statement filed in connection with a Demand Registration pursuant to this Section 4.2 or a piggyback registration pursuant to Section 4.3, and any amendment thereto, does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and
(iii) any prospectus forming part of any registration statement filed in connection with a Demand Registration pursuant to this Section 4.2 or a piggyback registration pursuant to Section 4.3, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading.

         4.3      PIGGYBACK REGISTRATION.

                  4.3.1 RIGHT TO INCLUDE REGISTRABLE SHARES. If the Company at any time proposes to register any of its equity securities under the Securities Act, whether or not for sale for its own account and whether or not on account of receipt by the Company of a Demand pursuant to Section 4.2.1(a), 4.2.1(b) or 4.2.1(c), on a form and in a manner that would permit registration of Registrable Shares for a public offering under the Securities Act (other than on a registration statement (i) on Form S-4 or Form S-8 or any successor form thereto, (ii) filed in connection with a Public Offering Event, or (iii) filed in connection with an exchange offer), the Company shall give written notice of the proposed registration to each Holder of Registrable Shares at least fifteen
(15) days prior to the filing thereof, and each Holder shall have the right to request that all or any part of such Holder's Registrable Shares be included in such registration by giving written notice to the Company within fifteen (15) days after the giving of such notice by the Company. If the registration statement is to cover an underwritten offering, such Registrable Shares shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. Notwithstanding the foregoing, a Management Holder may not request the registration of his or her respective Registrable Management Shares if such Registrable Management Shares may, at the time (or within thirty days thereafter), be distributed to the public pursuant to paragraph (k), as such paragraph may be amended from time to time, or any other similar provision hereafter adopted by the Commission, of Rule 144.

                  4.3.2 PRIORITY ON PIGGYBACK REGISTRATIONS.

                           (a) COMPANY REGISTRATIONS. If the registration is an
underwritten primary registration on behalf of the Company and not as the result of a Demand pursuant to Section 4.2.1(a), 4.2.1(b) or 4.2.1(c), and the managing underwriter(s) of such offering determine in good faith that the aggregate number of (i) securities of the Company to be sold by the Company; (ii) Registrable Shares of the Selling Holders exercising their rights to participate in the registration on a "piggyback" basis pursuant to this Section 4.3 and
(iii) securities of the Company to be sold by Other Holders, in each case proposed to be included in such registration statement, exceeds the maximum number of securities that can reasonably be expected to be sold in such offering without materially and adversely affecting the marketability of the offering or the selling price to be obtained, then the Company will include in such registration, FIRST, the securities that the Company proposes to sell and, SECOND, the securities to be offered for the account of the Selling Holders and any Other Holders PRO RATA among all such Selling Holders and Other Holders, taken together, on the basis of the number of securities of the Company requested to be included by all Selling Holders and Other Holders who have requested that securities owned by them be so included (it being agreed and understood, however, that such managing underwriter(s) shall have the right to eliminate entirely the participation in such registration of all Selling Holders and Other Holders). For purposes of determining the necessity of a market "cutback" with respect to any piggyback registration pursuant to this Section 4.3, and the allocations to the Company and/or holders of securities of the Company resulting therefrom, calculations that involve the number of securities of the Company shall be made on a fully-diluted basis, as applicable, or as otherwise determined in good faith by the Board of Directors.

                           (b) OTHER HOLDERS' REGISTRATION. If the registration
is an underwritten secondary registration on behalf of Other Holders pursuant to demand registration rights arising from a document other than this Agreement and the managing underwriter(s) determine in good faith that the aggregate number of
(i) securities of the Company to be sold by the Company, (ii) Registrable Shares of the Selling Holders exercising their rights to participate in the registration on a "piggyback" basis pursuant to this Section 4.3 and (iii) securities of the Company to be sold by the Other Holders, in each case proposed to be included in such registration statement, exceeds the maximum number of securities that can reasonably be expected to be sold within the price range acceptable to the Other Holders, then the total number of securities to be offered in such registration shall be reduced or limited PRO RATA (and to zero, if necessary) in proportion to the respective number of securities requested to be registered to the extent necessary to reduce the total number of securities requested to be included in such registration to the maximum number of securities that can reasonably be expected to be included therein and still satisfy such price requirement.

                           (c) UNDERWRITERS. Except in the case of a Demand
Registration, the Registrable Shares proposed to be registered and sold for the account of any Selling Holder pursuant to a piggyback registration shall be sold to prospective underwriters selected or approved by the Company, and on the terms and subject to the conditions of one or more underwriting agreements negotiated between the Company, the Investor Holders, if any, the Management Holders, if any, the Mezzanine Holders, if any, the Other Holders, if any, and such prospective underwriters. The Selling Holders shall be permitted to withdraw all or a part of the Registrable Shares held by such Selling Holders that were to be included in such piggyback registration at any time prior to the effective date of such registration. The Company may withdraw any registration statement for such registration at any time before it becomes effective, or postpone the offering of securities, without obligation or liability to any Selling Holder participating on a piggyback basis.

         4.4. REGISTRATION STATEMENT. In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, the Company will furnish each Selling Holder and each underwriter, if any, with a copy of the registration statement and all amendments thereto and will supply each such Selling Holder with copies of any prospectus included therein (including a preliminary prospectus and all amendments and supplements thereto), in each case including all exhibits, and such other documents as may be reasonably requested, in such quantities as may be reasonably necessary for the purposes of the proposed sale or distribution covered by such registration (the Company hereby consenting to the use in accordance with all applicable law of each such registration statement (or amendment or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) by each such Selling Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Shares covered by such registration statement or prospectus). The Company shall not, however, be required to maintain the registration statement relating to a Demand Registration and to supply copies of a prospectus for a period beyond the Demand Period, and, at the end of such period, the Company may deregister any Registrable Shares covered by such registration statement and not then sold or distributed. In connection with any such registration of Registrable Shares, the Company will, at the request of the managing underwriter with respect thereto (or, if not an underwritten offering, at the request of Selling Holders holding a majority of the Registrable Shares to be included in the registration), use its best efforts to register or qualify such Registrable Shares for sale under the securities laws of such states as is reasonably requested to permit the distribution of such Registrable Shares and to use its reasonable efforts to keep each such registration or qualification effective during the period such registration statement is required to be kept effective and to do such other acts or things reasonably necessary to enable the disposition in such jurisdictions of the securities covered by the applicable registration statement in accordance with applicable "blue sky" securities laws of such jurisdictions; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or become subject to taxation in any jurisdiction.

         In connection with any offering of Registrable Shares registered pursuant to this Agreement, the Company shall (i) furnish each Selling Holder, at the Company's expense and at least three (3) business days prior to the sale of any Registrable Shares to the underwriters, with unlegended certificates in a form eligible for deposit with The Depository Trust Company representing ownership of the Registrable Shares that are sold pursuant to the registration statement, in such denominations and registered in such names as the managing underwriter, if any, or such Selling Holder shall reasonably request, and (ii) instruct the transfer agent and registrar of the Registrable Shares to release any stop transfer orders with respect to the Registrable Shares so sold.

         4.5. REGISTRATION PROCEDURES. In connection with the Company's obligations to effect a registration pursuant to Sections 4.2 and 4.3 (but subject to the last sentence of Section 4.3.2(d) and PROVIDED that any time periods set forth in this Section 4.5 regarding effective periods and the like shall apply only in the event of a Demand Registration), the Company will as expeditiously as is reasonably practicable:

                  (i) prepare and file with the Commission as soon as practicable (in the case of a Demand Registration) a registration statement with respect to such Registrable Shares, on a form available for the sale of the Registrable Shares by the Holders thereof in accordance with the intended method or methods of distribution thereof and use its commercially reasonable efforts to cause each such registration statement to become and remain effective; PROVIDED, HOWEVER, that before filing a registration statement or prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference) and, whether or not filed pursuant to Section 4.2 or 4.3, the Company will furnish to the Holders of the Registrable Shares covered by such registration statement and the underwriters, if any, and any attorney, accountant or other agent retained by the Holders of Registrable Shares covered by such registration statement, copies of all such documents proposed to be filed, which documents will be subject to the review and comment of such Holders, such counsel and underwriters, if any. The Company will not file any registration statement or any amendment thereto or any prospectus or any supplement thereto in connection with a Demand Registration pursuant to Section 4.2 (including such documents incorporated by reference and proposed to be filed after the initial filing of the registration statement) to which the Holders of a majority of the Registrable Shares covered by such registration statement or the underwriters, if any, shall reasonably and timely object;

                  (ii) prepare and file with the Commission such amendments and post-effective amendments to such registration statement and such supplements to the prospectus used in connection therewith as may be necessary to keep such registration statement effective (to the extent otherwise required by this Agreement) and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or the expiration of the Demand Period (in the case of a Demand Registration), whichever occurs earlier; PROVIDED, HOWEVER, that the only remedy for any failure to keep the registration statement so effective shall be as set forth in Section 4.2.2 and, PROVIDED, FURTHER, that the Company will have no obligation to a Selling Holder participating on a "piggyback" basis in a registration statement that has become effective to keep such registration statement effective for a period beyond 120 days from the effective date of such registration statement;

                  (iii) cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD");

                  (iv) notify each Selling Holder and the managing underwriter, if any, promptly (and in any event within three (3) business days): (A) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (B) of any request by the Commission or any other federal or state governmental authority for any amendments or supplements to the registration statement or the prospectus or for additional information; (C) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (D) if, at any time prior to the closing contemplated by an underwriting agreement or such other agreement entered into in connection with such registration statement, the representations and warranties of the Company contained in such agreement cease to be true and correct; (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (F) of the happening of any event that makes any statement made in the registration statement, the prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or that requires the making of any changes in the registration statement, the prospectus or any document incorporated therein by reference in order to make the statements therein not misleading; and (G) of the Company's reasonable determination that a post-effective amendment to a registration statement would be required;

                  (v) make commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of a prospectus or suspending the qualification of any of the Registrable Shares included therein for sale in any jurisdiction (subject to the proviso at the end of the first paragraph of Section 4.4), and, in the event of the issuance of any stop order suspending the effectiveness of the registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Shares included in such registration statement for sale in any jurisdiction (subject to the proviso at the end of the first paragraph of Section 4.4), the Company will use its best efforts to promptly obtain the withdrawal of any such order;

                  (vi) furnish to each Selling Holder and the managing underwriters, if any, without any additional charge, one signed copy of the registration statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                  (vii) as promptly as reasonably practicable, if required, based on the advice of the Company's counsel or upon the occurrence of any event contemplated by Section 4.5(iv)(F), prepare and file a supplement or post-effective amendment to the registration statement, the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                  (viii) cause all Registrable Shares covered by the registration statement to be listed on each securities exchange on which identical securities issued by the Company are then listed if requested by the Selling Holders holding a majority of the Registrable Shares covered by the registration statement or the managing underwriters, if any;

                  (ix) provide and cause to be maintained a transfer agent and registrar for all Registrable Shares covered by such registration statement from and after a date not later than the effective date of such registration statement;

                  (x) use its best efforts to provide a CUSIP number for the Registrable Shares, not later than the effective date of the registration statement;

                  (xi) use its best efforts to (A) obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and not objected to by the Holders of a majority of the Registrable Shares being sold), and updates thereof addressed to the Selling Holders, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the underwriters, if any; and
(B) obtain "cold comfort" letters and updates thereof (which letters and updates (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and counsel to the Holders of a majority of the Registrable Shares being sold) from the Company's independent certified public accountants addressed to such Selling Holders (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the registration statement), such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by accountants in connection with underwritten offerings and such other matters as the underwriters, if any, or the Holders of a majority of the

Registrable Shares being sold, reasonably request. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder or, if not an underwritten offering, as otherwise reasonably requested by the Holders of a majority of the Registrable Shares being sold;

                  (xii) make available for inspection by a representative of the Selling Holders and any attorneys or accountants retained by such Holders (and, to the extent reasonably requested, furnish copies), in connection with the preparation of a registration statement pursuant to this Agreement, all financial and other records and pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative(s), attorney(s) or accountant(s) in connection with such registration; PROVIDED, HOWEVER, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such persons unless disclosure of such records, information or documents is required by court or administrative order or under applicable law; and PROVIDED, FURTHER, that appropriate arrangements are made, to the extent required by applicable antitrust law, to limit access to such information of the Company to representatives of the Holders who are not officers or employees of the Selling Holders; and PROVIDED, FURTHER, that, without limiting the foregoing, no such information shall be used by any such Person in connection with any market transactions in securities of the Company or its subsidiaries in violation of law;

                  (xiii) enter into such agreements reasonably requested (including, as applicable, an underwriting agreement in form, scope and substance as is customary in underwritten secondary offerings and is reasonably satisfactory to the Company) and take all such other customary and reasonable actions in connection therewith (including those requested by the managing underwriters) in order to expedite or facilitate the disposition of the Registrable Shares, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

                           (a) make such representations and warranties to the Holders of such Registrable Shares included in the registration statement and the underwriters, if any, with respect to the business of the Company and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same, if and when reasonably requested; and

                           (b) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Shares being included in the registration statement and managing underwriters, if any, to evidence compliance with clause (a) above and with any provisions contained in the underwriting agreement or other similar agreement entered into by the Company.

The above shall be done at each closing under such underwriting or similar agreement or as and, if not an underwritten offering, to the extent otherwise reasonably requested by the Holders of a majority of the Registrable Shares being sold pursuant to the registration statement;

                  (xiv) (A) if so required by the managing underwriter in an underwritten offering affording Holders of Registrable Shares registration rights pursuant to Section 4.2 or 4.3, not publicly or privately sell, make any short sale of, loan, grant any option, effect any public sale or distribution of or otherwise dispose of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the ten (10) days prior to, and the ninety (90) days after, any underwritten registration pursuant hereto has become effective, except as part of such underwritten registration and except pursuant to any exchange offer or registrations on Form S-4 or S-8 or any successor or similar forms thereto, except that the Company may make grants of options under its stock option plans and may issue securities issuable upon the exercise or conversion of outstanding convertible securities, stock options and other options, warrants and rights of the Company and (B) if requested, use reasonable efforts to cause each holder of ten percent (10%) or more of the securities of the same class as the securities included in any underwritten registration pursuant to Section 4.2, or any securities convertible into or exchangeable or exercisable for such securities, in each case purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public or private sale or distribution or otherwise dispose (including sales pursuant to Rule 144) of any such securities during the ten (10) days prior to, and the ninety (90) days after, any underwritten registration pursuant hereto has become effective (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree;

                  (xv) if requested, furnish each Selling Holder with a copy (or a reasonable number of copies, as requested) of the registration statement (together with the Exhibits thereto) and each amendment thereto prior to the filing thereof with the Commission;

                  (xvi) if requested by the managing underwriters, if any, or a Holder of Registrable Shares being sold, promptly incorporate in a prospectus, supplement or post-effective amendment such information as the managing underwriters, if any, and the Holders of the Registrable Shares being sold reasonably request to be included therein relating to the sale of the Registrable Shares, including, without limitation, information with respect to the number of Registrable Shares being sold to underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Shares to be sold in such offering; and make all required filings of such prospectus, supplement or post-effective amendment promptly following notification of the matters to be incorporated in such supplement or post-effective amendment;

                  (xvii) upon the occurrence of any event that would cause a shelf registration statement (A) to contain a material misstatement or omission or (B) to be not effective and usable for resale of Registrable Shares during the Demand Period, the Company shall promptly file an amendment to such shelf registration statement, in the case of clause (A), correcting any such misstatement or omission and, in the case of either clause (A) or (B), use its commercially reasonable efforts to cause such amendment to be declared effective and such shelf registration statement to become usable as soon as reasonably practicable thereafter;

                  (xviii) otherwise use its best efforts to (A) comply with all applicable rules and regulations of the Commission and to take all other steps reasonably necessary to effect the registration of the Registrable Shares covered by the registration statement contemplated hereby, and (B) make available to its securityholders an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than forty-five
(45) days after the end of any twelve-month (12) period (or ninety (90) days after the end of any twelve-month (12) period if such period is a fiscal year) (or in each case within such extended period of time as may be permitted by the Commission for filing the applicable report with the Commission) (i) commencing at the end of any fiscal quarter in which Registrable Shares are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a registration statement, which statements shall cover said twelve-month (12) periods; and

                  (xix) in connection with any underwritten offering, cooperate with all marketing efforts reasonably requested by the managing underwriter(s) in connection with the sale of the Registrable Shares, including, without limitation, participation in a reasonable number of road-show presentations (in major U.S. financial cities) and other marketing activity by Management Stockholders and other employees of the Company requested by such underwriter or underwriters PROVIDED that the scheduling of the road-show presentations shall be set in consultation with the Company and will not require the Company's involvement at any time or place to which the Company has a reasonable objection.

         4.6 HOLDBACK AGREEMENTS; RESTRICTIONS ON PUBLIC SALE BY HOLDERS OF REGISTRABLE SHARES. Each Holder of Registrable Shares (whether or not such Registrable Shares are covered by a registration statement filed pursuant to
Section 4.2 or 4.3) agrees, if requested (pursuant to a timely written notice) by the managing underwriter(s) in an underwritten offering, not to effect any public sale or distribution of any of the Company's securities (excluding any public sale or distribution of the Company's securities by a diversified investment company that is affiliated with a Holder and is registered under the Investment Company Act of 1940 in connection with trading activities in the ordinary course of business), including a sale pursuant to Rule 144 (except as part of such underwritten offering), during the period beginning ten (10) days prior to, and ending one hundred eighty (180) days after, the closing date of the underwritten offering made pursuant to such registration statement.

         The foregoing provisions (the "HOLDBACK RESTRICTIONS") shall not apply to any Holder of Registrable Shares if (i) such Holder is prevented by applicable statute or regulation from entering into any such agreement; PROVIDED, HOWEVER, that any such Holder shall undertake not to effect any public sale or distribution of the class of securities covered by such registration statement (except as part of such underwritten offering) during such period unless it has provided sixty (60) days' prior written notice of such sale or distribution to the managing underwriter, or (ii) the Company's directors, executive officers or holders of 5% or more of the class of securities covered by such registration statement do not agree to be subject to restrictions that are reasonably equivalent to the Holdback Restrictions.

         4.7 REGISTRATION EXPENSES. Except as otherwise required by state securities laws or the rules and regulations promulgated thereunder, all expenses, disbursements and fees incurred by the Company in connection with carrying out its obligations under this Article 4, including but not limited to
(i) the reasonable and documented fees and expenses of one counsel for the Selling Holders (which counsel shall be selected by Holders of a majority of the Registrable Shares included in the applicable registration), (ii) all registration and filing fees and expenses, including fees with respect to filings made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel, as may be required by the rules and regulations of the NASD), (iii) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel for the underwriters or Selling Holders in connection with blue sky qualifications of the Registrable Shares and determinations of their eligibility for investment under the laws of such jurisdiction as the managing underwriters or Holders of a majority of the Registrable Shares being sold may designate, subject to the proviso to the last sentence of the first paragraph of Section 4.4), (iv) printing expenses (including printing certificates for the Registrable Shares to be sold and the registration statements and prospectuses), messenger and delivery expenses, duplication expenses, word processing expenses and telephone expenses, (v) fees and disbursements of counsel for the Company, and (vi) fees and disbursements of all independent certified public accountants of the Company incurred in connection with such registration (including the expenses of any special audit and "cold comfort" letters incident to such registration) and fees and disbursements of underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Shares) and other Persons retained by the Company (all such expenses being herein called "REGISTRATION EXPENSES"), will be borne by the Company regardless of whether a registration statement becomes effective; PROVIDED, HOWEVER, that the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review, the fees and expenses of any Person, including special experts, retained by the Company, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system; and, PROVIDED, FURTHER, that each Selling Holder shall pay (x) all costs and expenses of counsel (other than the counsel costs referred to in (i) above) and accounting or financing professionals retained by such Selling Holder, (y) all underwriting discounts, commissions, fees and expenses and all transfer taxes with respect to the Shares sold by such Selling Holder, and (z) all other expenses incurred by such Selling Holder and incidental to the sale and delivery of the Shares to be sold by such Holder.

         4.8 CONDITIONS TO HOLDER'S RIGHTS. It shall be a condition of each Selling Holder's rights under this Article 4 that:

                  4.8.1 COOPERATION. Such Selling Holder shall cooperate with the Company by supplying information and executing documents relating to such Selling Holder or the securities of the Company owned by such Selling Holder in connection with such registration that are customary for offerings of this type (including agreeing to sell such Selling Holder's Registrable Shares on the basis provided in any underwriting arrangements containing customary terms reasonably satisfactory to such Selling Holder);

                  4.8.2 UNDERTAKINGS. Such Selling Holder shall enter into any undertakings and take such other action relating to the conduct of the proposed offering that the Company or the underwriters may reasonably request as being necessary to insure compliance with federal and state securities laws and the rules or other requirements of the NASD or that the Company or the underwriters may reasonably request to otherwise effectuate the offering; and

                  4.8.3 INDEMNIFICATION. Such Selling Holder shall execute and deliver an agreement to indemnify to the fullest extent permitted by law and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, any underwriter (as defined in the Securities
Act), and each person, if any, who controls the Company or such underwriter within the meaning of the Securities Act, against such losses, claims, damages or liabilities (including reimbursement for legal and other expenses) to which the Company or any such director, officer, underwriter or controlling person may become subject under the Securities Act or otherwise, in such manner as is customary for registrations of the type then proposed, but only with respect to written information about or pertaining to such Selling Holder furnished by such Selling Holder specifically for inclusion in the Registration Statement.

         4.9      INDEMNIFICATION.

                  4.9.1 INDEMNIFICATION BY THE COMPANY. In the case of any offering registered pursuant to this Agreement, the Company agrees to indemnify to the fullest extent permitted by law and hold each Selling Holder, each affiliate of such Selling Holder, each director, officer, agent, representative and employee of such Selling Holder and its affiliates, each Person who controls each Selling Holder within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, and the directors, officers, agents or employees of each such controlling Person (collectively, "SELLING HOLDER INDEMNIFIED PERSONS") harmless against any and all losses, claims, damages, liabilities and actions (including reasonable and documented costs (including, without limitation, costs of preparation and reasonable attorneys' fees and disbursements) and expenses, including reasonable expenses of investigation) (collectively "LOSSES") to which they or any of them may become subject under the Securities Act or any other statute or common law or otherwise, insofar as any such Losses shall arise out of, be caused by or shall be based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of the Registrable Shares covered thereby, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereof), if used prior to the effective date of such registration statement, or contained in the prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereof, including the information deemed part of such registration statement pursuant to Rule 430A promulgated under the Securities Act), if used within the period during which the Company shall be required to keep the registration statement to which such prospectus relates current pursuant to the terms of this Agreement, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company agrees to reimburse each Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by such Selling Holder Indemnified Person in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that the indemnification agreement contained in this Section 4.9.1 shall not apply to such Losses that shall arise from the sale of Registrable Shares to any Person if such Losses shall arise out of, shall be caused by or shall be based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Holder specifically for use in connection with the preparation of the registration statement or any preliminary prospectus or prospectus contained in the registration statement or any such amendment thereof or supplement thereto. This indemnity shall be in addition to any other indemnification arrangements to which the Company may otherwise be a party.

                  4.9.2 INDEMNIFICATION BY HOLDERS OF REGISTRABLE SHARES. Each Selling Holder agrees to indemnify to the fullest extent permitted by law and hold the Company, its directors, officers, agents, representatives and employees, each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the directors, officers, agents, representatives or employees of such controlling persons harmless against any and all Losses arising out of, caused by or based upon any untrue statement of a material fact contained in any registration statement, prospectus or form of prospectus, or arising out of, caused by or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of the preliminary prospectus and the prospectus, in each case, including amendments or supplements, in light of the circumstances in which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such Selling Holder to the Company, expressly for use in such registration statement or prospectus; PROVIDED, HOWEVER, that the obligation to indemnify will be several and not joint and in no event shall the liability of any Selling Holder hereunder be greater in amount than the dollar amount of the proceeds (net of the payment of underwriting discounts and commissions payable by such Selling Holder) received by any such Selling Holder upon the sale of the Registrable Shares giving rise to such indemnification obligation. The Company and the Selling Holders shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution to the same extent as provided above with respect to information so furnished in writing by such Persons expressly for use in any prospectus or registration statement.

                  4.9.3 CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnity under this Agreement (an "INDEMNIFIED PARTY") shall give prompt written notice to the party from which such indemnity is sought (the "INDEMNIFYING PARTY") of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; PROVIDED, HOWEVER, that the failure so to notify the Indemnifying Party shall not relieve the indemnifying party from any obligation or liability except to the extent that the Indemnifying Party has been prejudiced materially by such failure. The Indemnifying Party shall have the right (exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding) to assume, at the Indemnifying Party's expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party; PROVIDED, HOWEVER, that under such circumstances an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (1) the Indemnifying Party agrees to pay such fees and expenses; or (2) the Indemnifying Party fails promptly to assume the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; or (3) the Indemnified Party shall have been advised by counsel that (i) there may be one or more material defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party or its affiliates, or (ii) a conflict of interest likely exists if such counsel represents such Indemnified Party and such Indemnifying Party or its affiliate, in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or proceeding, or separate but substantially similar or related claims or proceedings arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel, which such counsel shall be designated by the Indemnified Party and be reasonably acceptable to the Indemnifying Party) at any time for such Indemnified Party, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). The Indemnifying Party shall not consent to entry of any judgment or settle or compromise any pending or threatened claim, action or proceeding, unless it contains as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release, in form and substance satisfactory to such Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder.

                  The Indemnifying Party's liability to any such Indemnified Party hereunder shall not be extinguished solely because any other Indemnified Party is not entitled to indemnity hereunder.

                  4.9.4 CONTRIBUTION. If the indemnification provided for in this Section 4.9 is unavailable to an Indemnified Party for any reason in respect of any Losses or is insufficient to hold such Indemnified Party harmless, then, except to the extent that contribution is not permitted under
Section 11(f) of the Securities Act, each applicable Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations appropriate under the circumstances. The relative fault of such Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission to state a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information concerning the matter with respect to which the claim was asserted and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.9.4 were determined by PRO RATA allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 4.9.4, no Indemnifying Party that is a Selling Holder shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Selling Holder from the sale of Registrable Shares exceeds the amount of any damages that such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  The indemnity and contribution agreements contained in this
Section 4.9 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

                  4.9.5 UNDERWRITING AGREEMENT TO GOVERN. At such time as an underwriting agreement with respect to a particular underwriting is entered into, the terms of any such underwriting agreement shall govern with respect to the matters set forth therein to the extent inconsistent with this Section 4.9 PROVIDED that the indemnification provisions of such underwriting agreement as they relate to Selling Holders shall be customary for registrations of the type then proposed and shall provide for indemnification by such Selling Holders only with respect to written information furnished by such Selling Holders.

         4.10 RULE 144. Following a Public Offering Event, the Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and will take such further action as any Holder of Registrable Shares may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Holder of Registrable Shares, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

                    ARTICLE 5. REPRESENTATIONS AND WARRANTIES

         5.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Stockholders as follows:

                  5.1.1 ORGANIZATION. It is a corporation duly organized and validly existing under the laws of the State of Delaware;

                  5.l.2 AUTHORITY. It has full corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby;

                  5.1.3 BINDING OBLIGATION. The execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on its part, and this Agreement constitutes its binding obligation, enforceable against it in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws that may affect creditors rights and remedies generally and by principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

                  5.1.4 NO CONFLICT. The execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which it is subject, (ii) violate any order, judgment or decree applicable to it, or
(iii) conflict with, or result in a breach or default under, any term or condition of its certificate of incorporation or its bylaws or any material agreement or other material instrument to which it is a party or by which it or its property is bound.

         5.2 REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Each of the Stockholders represents and warrants to each other and to the Company as follows:

                  5.2.1 ORGANIZATION. If it is an entity, it is a corporation, limited partnership, limited liability company or other entity duly organized and validly existing under the laws of its respective state of organization;

                  5.2.2 AUTHORITY. It has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby;

                  5.2.3 BINDING OBLIGATION. The execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary action on its part, and this Agreement constitutes its binding obligation, enforceable against it in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws that may affect creditors' rights and remedies generally and by principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

                  5.2.4 NO CONFLICT. The execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which it is subject, (ii) violate any order, judgment or decree applicable to it, or
(iii) conflict with, or result in a breach or default under, any term or condition of its certificate or articles of incorporation, organizational documents, bylaws, trust, partnership agreement, operating agreement or equivalent governing document or any material agreement or other material instrument to which it is a party or by which it or its property is bound.

                       ARTICLE 6. TERMINATION OF AGREEMENT

         Subject to the next succeeding sentence, this Agreement shall terminate ten (10) years from the date of this Agreement with respect to all rights and obligations pertaining to Common Shares and this Agreement shall terminate twelve (12) years from the date of this Agreement with respect to all rights and obligations pertaining to Preferred Shares. If any rights and obligations provided in Article 1, Article 3, Section 2.3, Section 2.4, Section 2.5, Section 2.6, Section 2.7, Section 2.8 or Section 2.9 of this Agreement have not terminated earlier in accordance with the preceding sentence, such rights and obligations shall terminate on the date of a Public Offering Event.

                               ARTICLE 7. GENERAL

         7.1 RECAPITALIZATION, EXCHANGES, ETC., AFFECTING THE SHARES. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (a) the Shares and any option, right or warrant to acquire Shares, and (b) any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution for any Shares by combination, recapitalization, reclassification, merger, consolidation or otherwise. In the event of any change in the capitalization of the Company as a result of any stock split, stock dividend or stock combination, the provisions of this Agreement shall be appropriately adjusted.

         7.2 INJUNCTIVE RELIEF. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that, in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy of law. Any such person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and, if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

         7.3 NOTICES. Any and all notices, demands or other communications required or permitted hereunder shall be in writing and shall be made by hand delivery (deemed given upon receipt), or by certified mail return receipt requested (deemed given upon execution of such return receipt), addressed to a Stockholder and/or the Company, as applicable, at the address set forth below each such person's or entity's signature. Any party may change its address for notice by notice given to each Stockholder and the Company in accordance with the foregoing. No objection may be made to the method of delivery of any notice actually and timely received.

         7.4 LEGEND. In addition to any other legend that may be required by applicable law, each share certificate representing Shares that are subject to this Agreement shall have endorsed, to the extent appropriate, upon its face the following words:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAW, OR (II) ANY EXEMPTION FROM REGISTRATION UNDER SUCH ACT, OR APPLICABLE STATE SECURITIES LAW, RELATING TO THE DISPOSITION OF SECURITIES, INCLUDING RULE 144, PROVIDED, AN OPINION OF COUNSEL IS FURNISHED TO THE CORPORATION, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND/OR APPLICABLE STATE SECURITIES LAW IS AVAILABLE.

                  IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER COMPLIES WITH THE PROVISIONS OF A STOCKHOLDERS AGREEMENT (THE "STOCKHOLDERS AGREEMENT"), A COPY OF WHICH IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE CORPORATION. NO TRANSFER OF THE SECURITIES WILL BE MADE ON THE BOOKS OF THE CORPORATION UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH STOCKHOLDERS AGREEMENT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO OTHER RIGHTS AND OBLIGATIONS, INCLUDING VOTING AGREEMENTS, AS SET FORTH IN THE STOCKHOLDERS AGREEMENT.

To the extent the circumstances or provisions requiring any of the above legends have ceased to be effective, the Company will upon request reissue certificates without the applicable legend or legends.

         7.5 TRANSFEREES BOUND. All Shares owned by a Transferee shall, subject to the terms of Section 2.3 of this Agreement, for all purposes be subject to the terms of this Agreement, whether or not such Transferee has executed a consent to be bound by this Agreement. The foregoing shall not apply in the case of any Shares acquired by a Transferee pursuant to a sale of Shares pursuant to an effective registration statement under the Securities Act or, except for sales to an affiliate of the Company or sales made prior to a Public Offering Event, pursuant to Rule 144.

         7.6 AMENDMENT; WAIVER. This Agreement may be amended, modified, supplemented or terminated only by a written instrument signed by each of (i) the Company, (ii) any such Investor Parties that hold Common Shares or options to acquire Common Shares that represent, on a fully-diluted basis, a majority of the Common Shares held by all of the Investor Parties, (iii) any such Management Parties that hold Common Shares or options to acquire Common Shares that represent, on a fully-diluted basis, a majority of the Common Shares held by all of the Management Parties, and (iv) any such Mezzanine Parties that hold Common Shares or Warrants to acquire Common Shares that represent, on a fully-diluted basis, a majority of the Common Shares held by all of the Mezzanine Parties. No provision of this Agreement may be waived orally, but only by a written instrument signed by the party against whom enforcement of such waiver is sought. Stockholders shall be bound from and after the date of the receipt of a written notice from the Company setting forth such amendment or waiver by any consent authorized by this Section 7.6, whether or not the Shares shall have been marked to indicate such consent; no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

         7.7 ADDITIONAL DOCUMENTS. Each party hereto agrees to execute any and all further documents and writings within such party's powers and to perform such other actions that may be or become necessary or expedient to effectuate and carry out this Agreement.

         7.8 NO THIRD-PARTY BENEFITS. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third-party beneficiary.

         7.9 SUCCESSORS AND ASSIGNS. Subject to the terms hereof, this Agreement shall be binding upon and shall inure to the benefit of the Stockholders, and their respective successors and permitted assigns; PROVIDED, HOWEVER, (i) neither this Agreement nor any rights or obligations hereunder may be transferred by the Company and (ii) no rights or obligations of any Stockholder under this Agreement may be assigned except that any Stockholder may transfer its rights and obligations hereunder, in whole or in part, in connection with a Transfer of Shares made in compliance with all of the provisions of this Agreement. Notwithstanding anything in this Agreement to the contrary, in the event of a Transfer of Shares by any VCA Co-Investment Fund to its member or members upon the dissolution of such VCA Co-Investment Fund, such member or members shall succeed to all rights and obligations under this Agreement of such VCA Co-Investment Fund, subject to the compliance by such member or members with the provisions of Section 2.3.

         7.10 SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein; PROVIDED, HOWEVER, that the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such invalid, illegal or unenforceable term, provision, covenant or restriction.

         7.11 INTEGRATION. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.

         7.12 GOVERNING LAW. THE RIGHTS AND LIABILITIES OF THE PARTIES SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE CHOICE OF LAWS PROVISIONS OF SUCH STATE OR ANY OTHER JURISDICTION.

         7.13 ATTORNEYS' FEES. Should any litigation or arbitration be commenced (including any proceedings in a bankruptcy court) between the parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any person or entity hereunder, the party or parties prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to the reasonable attorneys' fees and court costs incurred by reason of such litigation or arbitration.

         7.14 HEADINGS. The headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular Section.

         7.15 INFORMATION FOR NOTICES. No Stockholder (other than a Stockholder as of the date of this Agreement with respect to the Shares held as of such date) shall hold any of its Shares in nominee name unless it otherwise provides the Company and the other Stockholders with its name and address and other information reasonably requested by the Company in order to establish such Stockholder's particular status under this Agreement.

         7.16 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7.17 CONSENT TO JURISDICTION. Each Stockholder agrees that any proceeding arising out of or relating to this Agreement or the breach or threatened breach of this Agreement may be commenced and prosecuted in a court in the State of California. Each Stockholder hereby irrevocably and unconditionally consents and submits to the non-exclusive personal jurisdiction of any court in the State of California in respect of any such proceeding. Each Stockholder consents to service of process upon such Stockholder with respect to any such proceeding by registered mail, return receipt requested, and by any other means permitted by applicable laws and rules. Each Stockholder waives any objection that such Stockholder may now or hereafter have to the laying of venue of any such proceeding in any court in the State of California and any claim that it may now or hereafter have that any such proceeding in any court in the State of California has been brought in an inconvenient forum.

         7.18 NO INCONSISTENT AGREEMENTS. The Company will not hereafter enter into any agreements with respect to its securities that are inconsistent with or violate in any material respects the rights granted to the Holders of Registrable Shares in this Agreement.

         7.19 CERTAIN DISTRIBUTIONS EXEMPT; REPRESENTATIVES. Notwithstanding anything to the contrary contained in this Agreement, any distribution of Shares by any of the Investors or any other Investor Party, or by any of the Mezzanine Purchasers or any other Mezzanine Party, to its respective equity participants in accordance with the terms of its limited partnership agreement, operating agreement, or other governing agreement or instrument shall be exempt from the terms and conditions of this Agreement, other than that the Persons receiving the Shares in connection with any such distribution shall be bound on a going-forward basis by the terms and conditions of this Agreement. For example, and not by way of limitation, any such distribution shall not trigger any of the "tag-along" rights set forth in Section 2.4. For purposes of this Agreement, the parties hereto shall designate and appoint representatives (each, a "REPRESENTATIVE") as provided in this Section 7.19. The Investor Parties hereby designate and appoint Leonard Green & Partners, L.P. (or any successor designated in writing by Investor Parties holding Shares that represent, on a fully-diluted basis, a majority in value of the Shares held by all of the Investor Parties) as representative on behalf of the Investor Parties; the Management Parties hereby designate and appoint Robert L. Antin (or any successor designated in writing by Management Parties holding Common Shares or options to acquire Common Shares that represent, on a fully-diluted basis, a majority in value of the Common Shares held by all of the Management Parties) as representative on behalf of the Management Parties; and the Mezzanine Parties hereby designate and appoint GS Mezzanine Advisors II, L.L.C. (or any successor designated in writing by Mezzanine Parties holding Shares or Warrants to acquire Shares that represent, on a fully-diluted basis, a majority in value of the Shares held by all of the Mezzanine Parties) as representative on behalf of the Mezzanine Parties. For purposes of determining whether a majority of the applicable Shares are held by the applicable parties under this Section 7.19, each Common Share shall be valued at $15.00 and each Preferred Share shall be valued at $25.00. Each Representative shall have the authority to receive any notices, settle any claims, agree to any amendments, and grant any consents or waivers on behalf of the parties that such Representative represents. The parties hereto shall be entitled to deal exclusively with the respective Representatives with respect to matters arising out of this Agreement, and the parties hereto shall be entitled to deliver any notices to the respective Representatives and rely on any action of the respective Representatives with respect to actions taken under this Agreement on behalf of the parties hereto.

         7.20 APPROVAL OF MANAGEMENT SERVICES AGREEMENT BY STOCKHOLDERS. Each of the Stockholders, by such Stockholder's execution of this Agreement, hereby (i) approves the payment by the Company to Leonard Green & Partners, L.P. ("LGP") of certain fees in connection with the consummation of the transactions contemplated by the Merger Agreement and certain fees in connection with the provision of ongoing services to the Company, and (ii) approves and adopts the Management Services Agreement to be entered into between the Company, Operating Company and LGP.

         7.21 CERTAIN LIMITATIONS. Notwithstanding anything to the contrary contained in this Agreement, prior to the issuance or sale of any shares of the Company's capital stock pursuant to an effective registration statement under the Securities Act, the Company shall not be required to register any transfer of Shares on the Company's books if, in the reasonable, good faith judgment of the Company, registering such transfer would cause the Company to become subject to registration pursuant to the Exchange Act.

         7.22 INFORMATION REGARDING BENEFICIAL OWNERSHIP. Each Stockholder agrees to promptly provide to the Company any reasonable information or representations that the Company may request regarding such Stockholder's beneficial ownership of shares of any class of the Company's capital stock.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first set forth above.


                                        THE COMPANY:

                                        VETERINARY CENTERS OF AMERICA, INC.



                                        By:  /S/ ROBERT L. ANTIN
                                            -------------------------------
                                            Name:  Robert L. Antin
                                            Title: Chief Executive Officer


                                        THE PURCHASER:

                                        GREEN EQUITY INVESTORS III, L.P.

                                        By:  GEI Capital III, LLC, its
                                             general partner


                                        By:  /S/ JOHN DANHAKL
                                            -------------------------------
                                            Name:    John Danhakl
                                            Title:   Manager

                                        THE VCA CO-INVESTMENT FUNDS:

                                        VCA CO-INVESTMENT FUND I, LLC

                                        By:  Leonard Green & Partners, L.P.,
                                             its manager

                                        By:  LGP Management, Inc.


                                        By:  /S/ JOHN DANHAKL
                                            -------------------------------
                                            Name:    John Danhakl
                                            Title:   Manager



                                        VCA CO-INVESTMENT FUND II, LLC

                                        By:  Leonard Green & Partners, L.P.,
                                             its manager

                                        By:  LGP Management, Inc.


                                        By:  /S/ JOHN DANHAKL
                                            -------------------------------
                                            Name:    John Danhakl
                                            Title:   Manager


                                        VCA CO-INVESTMENT FUND III, LLC

                                        By:  Leonard Green & Partners, L.P.,
                                             its manager

                                        By:  LGP Management, Inc.


                                        By:  /S/ JOHN DANHAKL
                                            -------------------------------
                                            Name:    John Danhakl
                                            Title:   Manager

                                        VCA CO-INVESTMENT FUND IV, LLC

                                        By:  Leonard Green & Partners, L.P.,
                                             its manager

                                        By:  LGP Management, Inc.


                                        By:  /S/ JOHN DANHAKL
                                            -------------------------------
                                            Name:    John Danhakl
                                            Title:   Manager


                                        VCA CO-INVESTMENT FUND V, LLC

                                        By:  Leonard Green & Partners, L.P.,
                                             its manager

                                        By:  LGP Management, Inc.


                                        By:  /S/ JOHN DANHAKL
                                            -------------------------------
                                            Name:    John Danhakl
                                            Title:   Manager



                                        VCA CO-INVESTMENT FUND VI, LLC

                                        By:  Leonard Green & Partners, L.P.,
                                             its manager

                                        By:  LGP Management, Inc.


                                        By:  /S/ JOHN DANHAKL
                                            -------------------------------
                                            Name:    John Danhakl
                                            Title:   Manager

                                        VCA CO-INVESTMENT FUND VII, LLC

                                        By:  Leonard Green & Partners, L.P.,
                                             its manager

                                        By:  LGP Management, Inc.


                                        By:  /S/ JOHN DANHAKL
                                            -------------------------------
                                            Name:    John Danhakl
                                            Title:   Manager



                                        VCA CO-INVESTMENT FUND VIII, LLC

                                        By:  Leonard Green & Partners, L.P.,
                                             its manager

                                        By:  LGP Management, Inc.


                                        By:  /S/ JOHN DANHAKL
                                            -------------------------------
                                            Name:    John Danhakl
                                            Title:   Manager

                                        THE MEZZANINE PURCHASERS:

                                        GS MEZZANINE PARTNERS II, L.P.

                                        By: GS MEZZANINE ADVISORS II, L.L.C.,
                                            its general partner


                                        By: /S/ KATHERINE L. NISSENBAUM
                                           ----------------------------------
                                           Name:  Katherine L. Nissenbaum
                                           Title: Vice President


                                        GS MEZZANINE PARTNERS II OFFSHORE, L.P.

                                        By:  GS Mezzanine Advisors II, L.L.C.
                                             its general partner


                                        By: /S/ KATHERINE L. NISSENBAUM
                                           ----------------------------------
                                           Name:  Katherine L. Nissenbaum
                                           Title: Vice President



                                        TCW LEVERAGED INCOME TRUST, L.P.

                                        By:  TCW Advisers (Bermuda), Ltd.
                                             as its General Partner


                                        By:  /S/ MARK L. ATTANASIO
                                           ----------------------------------
                                           Name:  Mark L. Attanasio
                                           Title: Group Managing Director


                                        By:  TCW Investment Management Company
                                             as Investment Adviser


                                        By:  /S/ JOHN C. ROCCHIO
                                           ----------------------------------
                                           Name:  John C. Rocchio
                                           Title: Managing Director

                                        TCW LEVERAGED INCOME TRUST II, L.P.

                                        By:  TCW (LINC II), L.P.
                                             as its General Partner

                                        By:  TCW Advisers (Bermuda), Ltd.
                                             as its General Partner


                                        By:  /S/ MARK L. ATTANASIO
                                           ----------------------------------
                                           Name:  Mark L. Attanasio
                                           Title: Group Managing Director


                                        By:  TCW Investment Management Company
                                             as Investment Adviser


                                        By:  /S/ JOHN C. ROCCHIO
                                           ----------------------------------
                                           Name:  John C. Rocchio
                                           Title: Managing Director

                                        TCW LEVERAGED INCOME TRUST IV, L.P.

                                        By:  TCW Asset Management Company
                                              as its Investment Adviser


                                        By:  /S/ MARK L. ATTANASIO
                                           ----------------------------------
                                           Name:  Mark L. Attanasio
                                           Title: Group Managing Director


                                        By:  /S/ JOHN C. ROCCHIO
                                           ----------------------------------
                                           Name:  John C. Rocchio
                                           Title: Managing Director



                                        By:  TCW (LINC IV), L.L.C.
                                              as General Partner

                                        By:  TCW Asset Management Company
                                              as its Managing Member


                                        By:  /S/ MARK L. ATTANASIO
                                           ----------------------------------
                                           Name:  Mark L. Attanasio
                                           Title: Group Managing Director


                                        By:  /S/ JOHN C. ROCCHIO
                                           ----------------------------------
                                           Name:  John C. Rocchio
                                           Title: Managing Director



                                        TCW/CRESCENT MEZZANINE PARTNERS II, L.P.

                                        By:  TCW/Crescent Mezzanine II, L.P.
                                              its general partner or managing
                                              owner

                                        By:  TCW/Crescent Mezzanine, L.L.C.
                                              its general partner


                                        By:  /S/ JOHN C. ROCCHIO
                                           ----------------------------------
                                           Name:  John C. Rocchio
                                           Title: Managing Director

                                        TCW/CRESCENT MEZZANINE TRUST II

                                        By:  TCW/Crescent Mezzanine II, L.P.
                                             its general partner or managing
                                             owner

                                        By:  TCW/Crescent Mezzanine, L.L.C.
                                              its general partner


                                        By:  /S/ JOHN C. ROCCHIO
                                           ----------------------------------
                                           Name:  John C. Rocchio
                                           Title: Managing Director



                                        THE NORTHWESTERN MUTUAL LIFE INSURANCE
                                        COMPANY


                                        By:  /S/ GARY A. POLINER
                                           ----------------------------------
                                           Name:  Gary A. Poliner
                                           Title: Its Authorized Representative

                                        MANAGEMENT STOCKHOLDERS:

                                        /S/ ROBERT L. ANTIN
                                        ------------------------------------
                                        Robert L. Antin

                                        /S/ ARTHUR ANTIN
                                        ------------------------------------
                                        Arthur Antin

                                        /S/ NEIL TAUBER
                                        ------------------------------------
                                        Neil Tauber

                                        /S/ TOM FULLER
                                        ------------------------------------
                                        Tom Fuller

                                        /S/ CAROL JOHNSON
                                        ------------------------------------
                                        Carol Johnson

                                        /S/ RICK WATSON
                                        ------------------------------------
                                        Rick Watson

                                        /S/ STEPHEN HADLEY
                                        ------------------------------------
                                        Stephen Hadley

                                        /S/ LARRY COHEN
                                        ------------------------------------
                                        Larry Cohen

                                        /S/ JOSH DRAKE
                                        ------------------------------------
                                        Josh Drake

                                        /S/ JOHN CORSALE
                                        ------------------------------------
                                        John Corsale

                                        /S/ LEANN PALM
                                        ------------------------------------
                                        LeAnn Palm

                                        /S/ ADRIENNE BROCKWAY
                                        ------------------------------------
                                        Adrienne Brockway

                                        /S/ SIMON MESSINA
                                        ------------------------------------
                                        Simon Messina

                                        /S/ DOUG CARTER
                                        ------------------------------------
                                        Doug Carter

                                        /S/ STACY SULPHIN
                                        ------------------------------------
                                        Stacy Sulphin

                                        /S/ LORELEI MCINTIRE
                                        ------------------------------------
                                        Lorelei McIntire

                                        /S/ LOUISE MACKAWAY
                                        ------------------------------------
                                        Louise Mackaway

                                        /S/ DANA FUDALI
                                        ------------------------------------
                                        Dana Fudali

                                        /S/ MARK NUNEZ
                                        ------------------------------------
                                        Mark Nunez

                                        /S/ PHIL PADRID
                                        ------------------------------------
                                        Phil Padrid

                                        /S/ MIKE BARNETT
                                        ------------------------------------
                                        Mike Barnett

                                        /S/ BOB MURTAUGH
                                        ------------------------------------
                                        Bob Murtaugh

                                        /S/ MIKE NAPOLITANO
                                        ------------------------------------
                                        Mike Napolitano

                                        /S/ STEVE ELLIOTT
                                        ------------------------------------
                                        Steve Elliott

                                        /S/ JIM KLAASSEN
                                        ------------------------------------
                                        Jim Klaassen

                                        /S/ SCOTT MOROFF
                                        ------------------------------------
                                        Scott Moroff

                                        /S/ KEVIN BLOSS
                                        ------------------------------------
                                        Kevin Bloss

                                        /S/ MARK MICHAEL
                                        ------------------------------------
                                        Mark Michael

                                        /S/ JEFF EDWARDS
                                        ------------------------------------
                                        Jeff Edwards

                                        /S/ DAVID LEWIS
                                        ------------------------------------
                                        David Lewis

                                        /S/ BOB LOBINGIER
                                        ------------------------------------
                                        Bob Lobingier

                                        /S/ MARY KURIAN
                                        ------------------------------------
                                        Mary Kurian

                                        /S/ KATHY OTTO
                                        ------------------------------------
                                        Kathy Otto

                                        /S/ NANCY ZIMMERMAN
                                        ------------------------------------
                                        Nancy Zimmerman

                                        /S/ DAVE PROFFER
                                        ------------------------------------
                                        Dave Proffer

                                        /S/ BARRETT CARRERRE
                                        ------------------------------------
                                        Barrett Carrerre

                                        /S/ CRAIG BURGNER
                                        ------------------------------------
                                        Craig Burgner

                                        /S/ BRIAN HAAS
                                        ------------------------------------
                                        Brian Haas

                                        /S/ ARLENE CAMERON
                                        ------------------------------------
                                        Arlene Cameron

                                        /S/ STEVE HIER-GOETZ
                                        ------------------------------------
                                        Steve Hier-Goetz

                                        /S/ RON TATUM
                                        ------------------------------------
                                        Ron Tatum

                                        /S/ MARY REILLY
                                        ------------------------------------
                                        Mary Reilly

                                        /S/ TODD TAMS
                                        ------------------------------------
                                        Todd Tams

                                        /S/ JANET CHISUM
                                        ------------------------------------
                                        Janet Chisum

                                        /S/ SUSAN TAYLOR
                                        ------------------------------------
                                        Susan Taylor

                                        /S/ STEVE SCOTT
                                        ------------------------------------
                                        Steve Scott

                                        /S/ CAROLINE EVERETT
                                        ------------------------------------
                                        Caroline Everett

                                        /S/ RAY HEIDENHEIM
                                        ------------------------------------
                                        Ray Heidenheim

                                        /S/ BARBARA MORRELL
                                        ------------------------------------
                                        Barbara Morrell

                                        /S/ KAREN CORNWELL
                                        ------------------------------------
                                        Karen Cornwell

                                        /S/ KATE ADAMS
                                        ------------------------------------
                                        Kate Adams

                                        /S/ LORRIE NIMSGEM
                                        ------------------------------------
                                        Lorrie Nimsgem

                                        /S/ PATRICK O'KEEFE
                                        ------------------------------------
                                        Patrick O'Keefe

                                        /S/ CINDI KAZIMER
                                        ------------------------------------
                                        Cindi Kazimer

                                        /S/ ROCKY MCKELVEY
                                        ------------------------------------
                                        Rocky McKelvey

                                        /S/ RIDDICK RICKS
                                        ------------------------------------
                                        Riddick Ricks

                                        /S/ DARIN NELSON
                                        ------------------------------------
                                        Darin Nelson

                                        /S/ JUDY MULLEN
                                        ------------------------------------
                                        Judy Mullen

                                        /S/ OMAR ONDOY
                                        ------------------------------------
                                        Omar Ondoy

                                        /S/ BRUCE BARGMANN
                                        ------------------------------------
                                        Bruce Bargmann

                                        /S/ PAM EASTWOOD
                                        ------------------------------------
                                        Pam Eastwood

                                        /S/ PAM MILLER
                                        ------------------------------------
                                        Pam Miller

                                        /S/ LARRY CONN
                                        ------------------------------------
                                        Larry Conn

                                        /S/ KELLY MICHAEL
                                        ------------------------------------
                                        Kelly Michael

                                        /S/ MAL CLINGAN
                                        ------------------------------------
                                        Mal Clingan

                                        /S/ BOB VAN DYCK
                                        ------------------------------------
                                        Bob Van Dyck

                                        /S/ LANA BRISTOW
                                        ------------------------------------
                                        Lana Bristow

                                        /S/ JIM CHURCH
                                        ------------------------------------
                                        Jim Church

                                        /S/ DAWN OLSEN
                                        ------------------------------------
                                        Dawn Olsen

                                        /S/ BARRETT CARRERRE
                                        ------------------------------------
                                        Barrett Carrerre

                                        /S/ NATALIE CARTER
                                        ------------------------------------
                                        Natalie Carter

                                        /S/ NOUSHIN LAJEVARDI
                                        ------------------------------------
                                        Noushin Lajevardi

                                        /S/ DAVID ROSEN
                                        ------------------------------------
                                        David Rosen

                                        /S/ VARTAN AKHAPARYAN
                                        ------------------------------------
                                        Vartan Akhaparyan

                                        /S/ FRAN VELTRE
                                        ------------------------------------
                                        Fran Veltre

                                        /S/ JOHN PAULSON
                                        ------------------------------------
                                        John Paulson

                                        /S/ KAREN DEVANEY
                                        ------------------------------------
                                        Karen Devaney

                                        /S/ VICTOR MARQUEZ
                                        ------------------------------------
                                        Victor Marquez

                                        /S/ BRUCE ILGEN
                                        ------------------------------------
                                        Bruce Ilgen

                                        /S/ TERRI GOON
                                        ------------------------------------
                                        Terri Goon

                                        /S/ STEVE FISHER
                                        ------------------------------------
                                        Steve Fisher

                                        /S/ TORY KOPLIN
                                        ------------------------------------
                                        Tory Koplin

                                        /S/ EDDIE MILES
                                        ------------------------------------
                                        Eddie Miles

                                        /S/ TAMI GATES
                                        ------------------------------------
                                        Tami Gates

                                   SCHEDULE 1

                               PRO FORMA OWNERSHIP

I.       OWNERSHIP OF COMMON STOCK
                                                                                           % OF TOTAL
                                                                                         ---------------
STOCKHOLDER                                       NUMBER OF SHARES                PRIMARY           FULLY-DILUTED
-----------                                       ----------------               ---------          -------------
MANAGEMENT STOCKHOLDERS
-----------------------
Robert Antin                                              127,092                  10.9%                 9.5%
Arthur Antin                                               26,667                  2.3%                  2.0%
Neil Tauber                                                 3,333                  0.3%                  0.2%
Tom Fuller                                                 13,334                  1.1%                  1.0%
Todd Tams                                                   2,333                  0.2%                  0.2%
Carol Johnson                                              10,000                  0.9%                  0.8%
Rick Watson                                                 1,667                  0.1%                  0.1%
Stephen Hadley                                              3,979                  0.3%                  0.3%
Larry Cohen                                                 1,967                  0.2%                  0.1%
Josh Drake                                                  3,334                  0.3%                  0.3%
John Corsale                                                2,000                  0.2%                  0.2%
Mike Napolitano                                             3,250                  0.3%                  0.2%
Steve Elliott                                               3,188                  0.3%                  0.2%
Jim Klaassen                                                  406                    *                    *
Scott Moroff                                                2,927                  0.3%                  0.2%
Kevin Bloss                                                 1,667                  0.1%                  0.1%
Mark Michael                                                1,031                    *                    *
Jeff Edwards                                                  927                    *                    *
David Lewis                                                   260                    *                    *
Dave Proffer                                                1,333                  0.1%                   *
Barrett Carrerre                                              594                    *                    *
Brian Haas                                                    333                    *                    *
Bob Lobingier                                               333**                  0.0%                   *
Todd Tams                                                 3,333**                  0.0%                  0.2%


                                    Page 60


Rick Watson                                               3,333**                  0.0%                  0.2%
Stephen Hadley                                            1,354**                  0.0%                  0.1%
Larry Cohen                                                  33**                  0.0%                   *
Josh Drake                                                3,333**                  0.0%                  0.2%
Janet Chisum                                                333**                  0.0%                   *
Susan Taylor                                                266**                  0.0%                   *
Steve Scott                                                 266**                  0.0%                   *
Caroline Everett                                            266**                  0.0%                   *
Ray Heidenheim                                              266**                  0.0%                   *
Barbara Morrell                                             266**                  0.0%                   *
Karen Cornwell                                              200**                  0.0%                   *
Lorrie Nimsgern                                             133**                  0.0%                   *
Patrick O'Keefe                                             133**                  0.0%                   *
LeAnn Palm                                                  333**                  0.0%                   *
Adrienne Brockway                                           133**                  0.0%                   *
Simon Messina                                               133**                  0.0%                   *
Doug Carter                                                 133**                  0.0%                   *
Stacy Sutphin                                               133**                  0.0%                   *
Lorelei McIntire                                            133**                  0.0%                   *
Louise Mackawgy                                             133**                  0.0%                   *
Dana Fudali                                                 200**                  0.0%                   *
Cindi Kazimer                                                66**                  0.0%                   *
Rocky McKelvey                                              333**                  0.0%                   *
Riddick Ricks                                               200**                  0.0%                   *
Mark Nunez                                                  200**                  0.0%                   *
Phil Padrid                                                 200**                  0.0%                   *
Mike Barnett                                                200**                  0.0%                   *
Bob Murtaugh                                                200**                  0.0%                   *


                                    Page 61


Darin Nelson                                              6,000**                  0.0%                  0.5%
Mike Napolitano                                           2,083**                  0.0%                  0.2%
Steve Elliott                                             2,145**                  0.0%                  0.2%
Jim Klaassen                                              2,927**                  0.0%                  0.2%
Scott Moroff                                                406**                  0.0%                   *
Kevin Bloss                                               3,333**                  0.0%                  0.2%
Mark Michael                                              2,302**                  0.0%                  0.2%
Jeff Edwards                                                406**                  0.0%                   *
David Lewis                                                 406**                  0.0%                   *
Judy Mullen                                                 800**                  0.0%                   *
Omar Ondoy                                                  800**                  0.0%                   *
Bruce Bargmann                                              933**                  0.0%                   *
Patsy Eastwood                                              133**                  0.0%                   *
Pam Miller                                                  133**                  0.0%                   *
Larry Conn                                                  267**                  0.0%                   *
Kelly Michael                                               666**                  0.0%                   *
Mal Clingan                                                 133**                  0.0%                   *
Bob Van Dyck                                              1,000**                  0.0%                   *
Lana Bristow                                                267**                  0.0%                   *
Jim Church                                                  800**                  0.0%                   *
Mary Kurian                                                 200**                  0.0%                   *
Kathy Otto                                                  133**                  0.0%                   *
Nancy Zimmerman                                             133**                  0.0%                   *
Dawn Olsen                                                1,333**                  0.0%                   *
Barrett Carrerre                                            406**                  0.0%                   *
Natalie Carter                                            1,000**                  0.0%                   *
Noushin Lajevardi                                         1,000**                  0.0%                   *
David Rosen                                                 133**                  0.0%                   *


                                    Page 62


Craig Burgner                                               133**                  0.0%                   *
Vartan Akhaparyan                                           133**                  0.0%                   *
Fran Veltre                                                 133**                  0.0%                   *
John Paulson                                                 66**                  0.0%                   *
Karen Devaney                                               133**                  0.0%                   *
Victor Marquez                                              133**                  0.0%                   *
Arlene Cameron                                               67**                  0.0%                   *
Steve Hier-Goetz                                             67**                  0.0%                   *
Bruce Ilgen                                                  66**                  0.0%                   *
Terri Goon                                                   67**                  0.0%                   *
Steve Fisher                                              1,000**                  0.0%                   *
Tory Koplin                                                 200**                  0.0%                   *
Eddie Miles                                                 200**                  0.0%                   *
Tami Gates                                                  133**                  0.0%                   *
Ron Tatum                                                    67**                  0.0%                   *
Mary Reily                                                   67**                  0.0%                   *
Jacquie Rogers                                              133**                  0.0%                   *

INVESTORS
---------
Green Equity Investors III, L.P.                          615,662                  52.7%                46.2%
VCA Co-Investment Fund I, LLC                             123,441                  10.6%                 9.3%
VCA Co-Investment Fund II, LLC                             55,548                  4.8%                  4.2%
VCA Co-Investment Fund III, LLC                            55,548                  4.8%                  4.2%
VCA Co-Investment Fund IV, LLC                             30,860                  2.6%                  2.3%
VCA Co-Investment Fund V, LLC                              30,860                  2.6%                  2.3%
VCA Co-Investment Fund VI, LLC                             12,345                  1.1%                  0.9%
VCA Co-Investment Fund VII, LLC                            30,860                  2.6%                  2.3%
VCA Co-Investment Fund VIII, LLC                            1,543                  0.1%                  0.1%

                                                                                                  % OF TOTAL
                                                                                                --------------
STOCKHOLDER                                             NUMBER OF SHARES                 PRIMARY          FULLY-DILUTED
-----------                                             ----------------                ---------         -------------
MEZZANINE PURCHASERS
GS Mezzanine Partners II, L.P.                                  41,614***                0.0%                 3.1%
GS Mezzanine Partners II Offshore, L.P.                         12,691***                0.0%                 1.0%
TCW Leveraged Income Trust, L.P.                                 1,065***                0.0%                  *
TCW Leveraged Income Trust II, L.P.                              1,065***                0.0%                  *
TCW Leveraged Income Trust IV, L.P.                              1,065***                0.0%                  *
TCW/Crescent Mezzanine Partners II, L.P.                        10,284***                0.0%                 0.8%
TCW/Crescent Mezzanine Trust II                                  2,493***                0.0%                 0.2%
The Northwestern Mutual Life                                     6,389***                0.0%                 0.5%
    Insurance Company

         TOTAL                                          1,333,333****                    100%                 100%

*    Less than 0.1%.

** Represents Shares issuable upon exercise of stock options held by such Stockholder.

*** Represents Shares issuable upon exercise of Warrants held by such Stockholder.

**** Includes 33,333 Shares reserved for future issuance pursuant to the Company's 2000 Stock Incentive Plan and 5,391 Shares reserved for future issuance to newly hired employees of the Company or otherwise unallocated.

II.      OWNERSHIP OF JUNIOR PREFERRED STOCK

                                                                                                % OF TOTAL
STOCKHOLDER                                                    NUMBER OF SHARES                  (PRIMARY)
-----------                                                    ----------------                 -----------
INVESTORS

Green Equity Investors III, L.P.                                   1,801,935                       60.7%
VCA Co-Investment Fund I, LLC                                       361,289                        12.2%
VCA Co-Investment Fund II, LLC                                      162,581                         5.5%
VCA Co-Investment Fund III, LLC.                                    162,581                         5.5%
VCA Co-Investment Fund IV, LLC                                      90,323                          3.0%
VCA Co-Investment Fund V, LLC                                       90,323                          3.0%
VCA Co-Investment Fund VI, LLC                                      36,129                          1.2%
VCA Co-Investment Fund VII, LLC                                     90,323                          3.0%
VCA Co-Investment Fund VIII, LLC                                     4,516                          0.2%

MEZZANINE PURCHASERS

GS Mezzanine Partners II, L.P.                                      92,722                          3.1%
GS Mezzanine Partners II Offshore, L.P.                             28,278                          1.0%
TCW Leveraged Income Trust, L.P.                                     2,373                           *
TCW Leveraged Income Trust II, L.P.                                  2,373                           *
TCW Leveraged Income Trust IV, L.P.                                  2,373                           *
TCW/Crescent Mezzanine Partners II, L.P.                            22,914                          0.8%
TCW/Crescent Mezzanine Trust II                                      5,555                          0.2%
The Northwestern Mutual Life                                        14,234                          0.5%
   Insurance Company

         TOTAL                                                    2,970,822                        100.0%

*   Less than 0.1%.

III.     OWNERSHIP OF SENIOR PREFERRED STOCK

                                                                                                % OF TOTAL
STOCKHOLDER                                                    NUMBER OF SHARES                  (PRIMARY)
-----------                                                    ----------------                 -----------
INVESTORS

Green Equity Investors III, L.P.                                   1,818,668                        60.7%
VCA Co-Investment Fund I, LLC                                       364,646                         12.2%
VCA Co-Investment Fund II, LLC                                      164,090                          5.5%
VCA Co-Investment Fund III, LLC                                     164,090                          5.5%
VCA Co-Investment Fund IV, LLC                                       91,161                          3.0%
VCA Co-Investment Fund V, LLC                                        91,161                          3.0%
VCA Co-Investment Fund VI, LLC                                       36,465                          1.2%
VCA Co-Investment Fund VII, LLC                                      91,161                          3.0%
VCA Co-Investment Fund VIII, LLC                                     4,558                           0.2%

MEZZANINE PURCHASERS

GS Mezzanine Partners II, L.P.                                       93,583                          3.1%
GS Mezzanine Partners II Offshore, L.P.                              28,540                          1.0%
TCW Leveraged Income Trust, L.P.                                     2,395                            *
TCW Leveraged Income Trust II, L.P.                                  2,395                            *
TCW Leveraged Income Trust IV, L.P.                                  2,395                            *
TCW/Crescent Mezzanine Partners II, L.P.                             23,127                          0.8%
TCW/Crescent Mezzanine Trust II                                      5,606                           0.2%
The Northwestern Mutual Life                                         14,367                          0.5%
    Insurance Company

         TOTAL                                                    2,998,408                         100.0%

*   Less than 0.1%.